                                                Filed Pursuant to Rule 424(b)(3)
                                                               File No. 33-74868

  As Filed with the Securities and Exchange Commission on September 29, 2000

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                             ---------------------

                      POST-EFFECTIVE AMENDMENT NO. 7

                                      TO

                                   FORM S-1

                            Registration Statement
                                     Under
                          THE SECURITIES ACT OF 1933

                             --------------------

                                H.D. VEST, INC.
              (Exact name of registrant as specified in charter)

          Texas                         6210                   75-2154244
          -----                         ----                   ----------
(State or other jurisdiction    (Standard Industrial         (IRS Employer
       of organization)        Classification Code No.)   Identification Number)

                         6333 North State Highway 161
                                 Fourth Floor

                              Irving, Texas 75038
   (Address of principal executive offices and principal place of business)

       Registrant's telephone number, including area code (972) 870-6000

                            HERB D. VEST, CHAIRMAN
                                H.D. VEST, INC.
                         6333 North State Highway 161
                                 Fourth Floor

                              Irving, Texas 75038
                                (972) 870-6000
                    (Name and address of agent for service)

                         Copies of communications to:

                                Curtis Swinson
                        Malouf Lynch Jackson & Swinson
                          A Professional Corporation
                           600 Preston Commons East
                               8115 Preston Road
                           Dallas, Texas 75225-6306

   Approximate date of commencement of proposed sale to public: May 8, 1995

                        Calculation of Registration Fee

=============================================================================================================================
Title of Each Class of           Amount to be Registered  Proposed Maximum         Proposed Maximum        Amount of
Securities to be Registered                               Offering Price Per Unit  Aggregate Offering      Registration Fee
                                                                                   Price (2)
-----------------------------------------------------------------------------------------------------------------------------
Units consisting of:                   $7,000,000                  100%                $7,000,000(1)           $2,413.80
Cash Equivalents
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                  $7,000,000                  100%                  $7,000,000            $2,413.80
=============================================================================================================================

(1) H.D. Vest, Inc. estimates for the purposes of calculating the registration fee that its Representatives will acquire through deferral of compensation Units consisting of Cash Equivalents pursuant to a Deferred Compensation Plan (see Plan of Distribution) equal to $7,000,000.
(2) Before deducting estimated offering expenses payable by H.D. Vest, Inc. of $250,000.

--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                            PURSUANT TO RULE 501(b)

Item in Form S-1                                               Caption in Prospectus
----------------                                               ---------------------
Item 1  Forepart of the Registration
        Statement and Outside Front Cover Page
        of Prospectus.......................................   Outside Front Cover Page

Item 2  Inside Front and Outside Back
        Cover Pages of Prospectus...........................   Inside Front Cover Page; Outside
                                                               Back Cover Page

Item 3  Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges..................   Prospectus Summary; Risk Factors,
                                                               Selected Financial Information

Item 4  Use of Proceeds.....................................   Use of Proceeds

Item 5  Determination of Offering Price.....................   Not Applicable

Item 6  Dilution............................................   Not Applicable

Item 7  Selling Security Holders............................   Not Applicable

Item 8  Plan of Distribution................................   Plan of Distribution

Item 9  Description of Securities
        to be Registered....................................   Description of Securities

Item 10 Interests of Named Experts and Counsel..............   Not Applicable

Item 11 Information with Respect to the Registrant

        (a)  Description of Business........................   Business, Prospectus Summary
        (b)  Description of Property........................   Property
        (c)  Legal Proceedings..............................   Legal Proceedings
        (d)  Market Price of and Dividends on
             the Registrant's Common Equity
             and Related Stockholder Matters................   Risk Factors-Potential Future Sales Pursuant to Rule 144;
                                                               Description of Securities
        (e)  Financial Statements...........................   Consolidated Financial Statements
        (f)  Selected Financial Data........................   Selected Financial Information
        (g)  Supplementary Financial Information............   Not Applicable
        (h)  Management's Discussion and Analysis
             of Financial Condition and Results
             of Operations..................................   Management's Discussion and Analysis of Financial
                                                               Condition and Results of Operations
        (i)  Changes In and Disagreements with
             Accountants on Accounting and
             Financial Disclosure...........................   Not Applicable
        (j)  Quantitative and Qualitative
             Disclosures About Market Risk..................   Quantitative and Qualitative Disclosures About Market Risk
        (k)  Directors and Executive Officers...............   Management
        (l)  Executive Compensation.........................   Business; Management
        (m)  Security Ownership of Certain
             Beneficial Owners and Management...............   Principal Shareholders;
                                                               Certain Transactions
        (n)  Certain Relationships and Related
             Transactions...................................   Business; Management; Certain Transactions

Item 12 Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities.........................................   Not Applicable

                                                Filed Pursuant to Rule 424(b)(3)
                                                            File No. 33-74868


                               H. D. VEST, INC.

              Units in a Non-qualified Deferred Compensation Plan



H.D. Vest, Inc.                              H.D. Vest, Inc. is offering Units
6333 N. State Hwy. 161, 4th Floor            in its non-qualified, unfunded,
Irving, Texas  75038                         deferred compensation plan. These
                                             Units are offered solely to
                                             representatives of H.D. Vest, Inc.
The Offering                                 in conjunction with H.D. Vest
                                             Inc.'s non-qualified, unfunded,
               Unit Price          Total     deferred  compensation plan.
               ----------          -----
                                             Representative is defined as an
Representative Amount of         $7,000,000  independent contractor associated
Price          Compensation                  with H.D. Vest, Inc. or any of
               Deferred by                   its subsidiaries, who is neither
               Representative                an employee nor officer of H.D.
                                             Vest, Inc. or any subsidiary.

                                             The Units consist of compensation
                                             amounts deferred by representatives
                                             pursuant to the non-qualified,
                                             unfunded, deferred compensation
                                             plan offered by H.D. Vest, Inc.


                                Trading Symbol:
                         NASDAQ National Market - HDVS

                         _____________________________


This investment involves a high degree of risk. You should participate only if you can afford a complete loss. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                         _____________________________


                              September 29, 2000

                               Table of Contents



Items                                                  Page
-----                                                  ----
Prospectus Summary...................................    3
Risk Factors.........................................    5
Market Information...................................    9
Selected Financial
  Information........................................   10
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations.........................................   11
Quantitative and Qualitative
  Disclosures About Market
  Risk...............................................   25
Use of Proceeds......................................   26
Capitalization.......................................   27
Business.............................................   28
  Available Information..............................   29
  Reports Furnished..................................   29
  Registered
     Representatives.................................   30
  Technology Development
     and Information
     Services........................................   31
  Technical and Sales
     Support Services................................   31
  Regional Support
     System..........................................   32
  Educational Services...............................   32
  Representative
     Recruiting......................................   32
  Representative
     Development.....................................   33
  Insurance Agency
     Management Services.............................   33
  Investment Services................................   34
  Trading and Customer
     Service.........................................   34
  Representative
     Licensing.......................................   35
  Compliance and
     Supervision.....................................   35
  Professional Investment
     Advisory Services...............................   35
  New Programs.......................................   36
Operations and Sources of
  Revenue............................................   41
Trademarks...........................................   42
Dependence on a Single
   Customer..........................................   42
Government Regulation................................   43
Competition..........................................   45
Employees............................................   45
Property.............................................   45
Management...........................................   46
  Directors and Officers.............................   47
  Remuneration of Directors
     and Management..................................   50
Certain Transactions.................................   51
  Issuance of Series A
     Preferred Stock.................................   51
  Transactions with
     Management......................................   51
Security Ownership of Certain Beneficial Owners and
  Management.........................................   59
Principal Shareholders...............................   60
Shares Eligible for
  Future Sale........................................   60
Description of
  Securities.........................................   61
Plan of Distribution.................................   63
Transfer Agent &
  Registrar..........................................   64
Legal Proceedings....................................   64
Legal Matters........................................   64
Experts..............................................   64
Report of Independent
  Public Accountants.................................  F-1
Consolidated Financial
  Statements.........................................  F-2

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. It may not contain all of the information you should consider before investing in Units in the non-qualified, unfunded, deferred compensation plan. You should read the Prospectus in its entirety, including the "Risk Factors" section, which is found on page 5, and the financial statements and notes to those statements, which begin on page F-2.

                                  The Company

H.D. Vest, Inc. is a financial services company. H.D. Vest, Inc. is organized for the purpose of investing in financial services companies and providing management services to such companies. H.D. Vest, Inc. also conducts operations under the corporate assumed name of H.D. Vest Financial Services.

H.D. Vest, Inc. was established to meet the growing demand for professional financial services. H.D. Vest, Inc. provides such services primarily through tax professionals. H.D. Vest, Inc. believes that the tax professional is uniquely qualified to give confidential, professional financial advice and implement financial plans due to the tax professional's knowledge of his or her clients' financial affairs. H.D. Vest, Inc. offers the tax professional the means to provide personalized financial services to the consumer while simultaneously providing the tax professional with an additional source of income.

You should read the section entitled "Business" which is found on page 28 for a more detailed description of the business activities of H.D. Vest, Inc.

When we refer to "Company", "we", "us" or "our" in this document, we mean H.D. Vest, Inc., and all of its subsidiaries on a consolidated basis, unless the context indicates otherwise.

                                  The Offering

Deferred Compensation Plan
--------------------------

H.D. Vest, Inc. is making available exclusively to registered representatives of H.D. Vest, Inc.'s subsidiary H.D. Vest Investment Securities, Inc., the optional right to participate in a non-qualified, unfunded, deferred compensation plan. The deferred compensation plan provides representatives an opportunity to forego receipt of compensation payable to them on a pre-tax basis for selected periods of time. By participating in the deferred compensation plan, a representative defers recognition of income otherwise currently taxable. The representative will subsequently receive the compensation that he or she deferred, plus a contribution from H.D. Vest, Inc. At the end of the time period for which the representative has deferred his or her compensation, the amount deferred and an amount to be paid by H.D. Vest, Inc. will be paid to the representative.

An election by a representative to defer portions of his or her compensation shall be made during the enrollment period. The compensation deferred by representatives will be deferred in accordance with the deferred compensation plan once the compensation is earned by the representative. You should review the section entitled "Description of Securities" for a detailed discussion of the unfunded, deferred compensation plan as well as the amended Deferred Compensation Plan document at Exhibit 28.9. "Description of Securities" is found on page 61 of the Prospectus.

                                Use of Proceeds

H.D. Vest, Inc. intends to use the proceeds of this offering for technology and operating improvements, marketing initiatives and representative development activities.

                                  RISK FACTORS

THE UNITS IN THE DEFERRED COMPENSATION PLAN INVOLVE A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT IN THE UNITS, AN INVESTOR SHOULD GIVE CAREFUL ATTENTION TO THE FOLLOWING RISK FACTORS.


1. Deferred Compensation Plan Distributions. H.D. Vest, Inc. will be required to distribute to each representative who participates in the deferred compensation plan all deferred amounts plus amounts paid by H.D. Vest, Inc. equal to 41%, 85%, 151% or 305% of the amounts deferred depending on the deferral period selected by a participant. H.D. Vest, Inc. plans to utilize all amounts deferred by representatives. H.D. Vest, Inc. will not reserve any funds for the future obligations owed to the representative under the deferred compensation plan. H.D. Vest, Inc. may be unable to meet its future cash payment obligations owed to the representative under the deferred compensation plan if cash flow from operations is not sufficient.

2. Tax Treatment. Arthur Andersen LLP furnished H.D. Vest, Inc. an opinion that the amounts deferred under the deferred compensation plan will receive deferred tax treatment. Arthur Andersen LLP further stated that the deferred amounts plus the H.D. Vest, Inc. payment will be taxable as received. This opinion will not be binding on the Internal Revenue Service. If the Internal Revenue Service were to successfully challenge the deferred tax treatment, then a representative who participates will have to recognize and report the deferral amounts as income in the year in which they were deferred. If such an event occurred, a representative who defers compensation may be required to recognize current and prior year tax liabilities, including any applicable penalties and interest on amounts due.

3. Economic Conditions. Fee or commission production for H.D. Vest, Inc.'s representatives is lower than that of representatives of other independent broker-dealers.

In understanding this fact, H.D. Vest, Inc. believes there are several factors that should be considered.

     . Representatives are primarily accountants/tax professionals that have a difficult time overcoming the psychological barriers and long held professional restrictions on selling products to their clients.

     . Individuals typically have a full-time job and income when they become representatives of H.D. Vest, Inc. They add financial planning as a part-time business and are frequently distracted by their ongoing business which pays their expenses. H.D. Vest, Inc. has a significant challenge of motivation and focus to address with each representative.

     . H.D. Vest, Inc. has lost an average of 13% of its representatives each year for the 5 years ended September 30, 1999. The primary reasons for these representatives leaving are: 1) transfers to other broker-dealers and 2) non-producers who have chosen not to stay in the financial planning business.

H.D. Vest, Inc. has identified the following external factors that it believes have more impact on representatives' production than any internal factors that could be controlled by H.D. Vest, Inc.:

     . Interest Rates: When interest rates are low, clients are searching for alternatives to their current investments (such as Certificate of Deposits). This puts representatives of H.D. Vest, Inc. in the unique position to assist their clients in choosing alternative investments such as mutual funds.

     . Taxes: Tax law changes provide the representatives of H.D. Vest, Inc. with special challenges as well as opportunities. In the face of significant change most clients are hesitant to make changes in their investments and the representative as their accountant is not as likely to pursue this business as the typical full-time independent representative. Opportunities also exist for representatives that the typical independent representative does not have. When tax laws change, the accountant is the logical choice for clients to discuss potential effects on their investments.

     . Market Conditions: H.D. Vest, Inc.'s revenues are related to the strength of the financial markets. Fluctuations in inflation and interest rates have a direct correlation to the investments the public will make in their search for a higher return. Significant stock market gains and losses dramatically influence the performance of representatives of H.D. Vest, Inc. In periods of market decline, representatives of H.D. Vest, Inc. have historically been hesitant to advise their clients regarding investment products.

     . Competition: Representatives of H.D. Vest, Inc. face competition for the services they provide from the accounting, financial planning, stock brokerage and insurance industries. Many of H.D. Vest, Inc.'s Representatives are not aggressive in overcoming this competition which puts them at a disadvantage.

These factors could adversely impact H.D. Vest, Inc.'s financial condition. If the financial impact were severe, H.D. Vest, Inc. might not have funds available to pay the deferred amounts owed to a representative.

4.   Competition.   The financial service industry is intensely competitive.
Many competitors of H.D. Vest Investment Securities, Inc., a wholly-owned subsidiary of H.D. Vest, Inc., have been in the business for many years and have substantially greater financial resources than H.D. Vest, Inc. There is competition from other broker-dealers for representatives and the clients of representatives. These competitors offer similar products and services to the clients of the representatives. Other broker-dealers, financial planners and financial institutions often have substantially greater resources and may have greater operating efficiency than H.D. Vest, Inc. The existence and expansion of other firms and of firms providing other financial services may adversely effect the profitability of H.D. Vest, Inc. In addition H.D. Vest, Inc.'s profitability will depend upon a number of factors beyond the control of H.D. Vest, Inc., including legislative and administrative changes and government regulations and policies. If H.D. Vest, Inc. is not profitable when the deferred amount is due to be paid to the representative, there might not be funds available to pay the representative.

5. Regulation. The securities, financial planning and insurance industries are subject to extensive regulation on both federal and state levels. The Securities and Exchange Commission regulates broker-dealers with respect to such matters as net capital requirements, the holding of customers' credit balances and transactions in securities. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers and the national securities exchanges. Failure to comply with such regulations or with any laws, rules or regulations could result in censure, fine, suspension or expulsion, all of which would have a materially adverse financial effect upon H.D. Vest, Inc. If such an event were to occur, H.D. Vest, Inc. might not have funds available to pay a representative the deferred amount.

6. Ethics Issues Affecting Certified Public Accountants. Many of H.D. Vest's representatives are CPAs. Currently, 44 jurisdictions allow CPAs to receive commission-based compensation for the sale of products or services. The remaining 7 jurisdictions have regulations or laws which have been interpreted to preclude CPAs from receiving such compensation. Some of our CPA representatives have been challenged in administrative actions brought by accountancy boards in various states where the receipt of commissions was previously or is currently prohibited. While we are currently aware of no material litigation involving our CPA representatives, there is no assurance that the remaining states will change their rules and that future administrative actions will not be brought against our representatives.

The financial growth of H.D. Vest, Inc. may be adversely impacted in the event that rules prohibiting commissions remain unchanged or should rules currently allowing CPAs to receive commissions be changed to prohibit such activity. In such event, H.D. Vest, Inc. might not have sufficient funds to pay a representative his or her deferred compensation.

7. Independent Contractor Status. Representatives of H.D. Vest, Inc. are independent contractors, rather than employees of H.D. Vest, Inc. or its subsidiaries. Based on two Private Letter Rulings, a test has been established to determine what the Internal Revenue Service considers to be the classification of individuals working for a company. Based on these Private Letter Rulings and other applicable law, H.D. Vest, Inc. classifies representatives of H.D. Vest, Inc. as independent contractors, rather than employees of H.D. Vest, Inc or its subsidiaries. In the event that federal regulations or other law governing worker classification should change, or that the Internal Revenue Service otherwise determines that representatives of H.D. Vest, Inc. are employees, H.D. Vest, Inc. or its subsidiaries could be subject to Internal Revenue Service withholding rules and be required to contribute Federal Social Security and Medicare taxes on each representative's behalf. In addition, the deferred compensation plan may then be subject to the Employee Retirement Income Security Act of 1974, as amended. A change in classification could have a significant adverse affect on H.D. Vest, Inc. and its revenues, and could result in losses. If losses were to occur, H.D. Vest, Inc. might not have funds available to pay the deferred amount owed to the representative.

8. NASDAQ Listing. If we were subsequently delisted from the NASDAQ National Market System, such delisting would materially limit the public market for our common stock through loss of news coverage, possible decline in share price and possible difficulty in obtaining subsequent financing. In such event, a stockholder might encounter difficulty in selling his or her common stock.


9. Company Debt. In June 2000 we entered into a loan agreement with Bank One Bank. We presently have borrowed $8,000,000 pursuant to the terms of the loan agreement. Each of our subsidiaries have guaranteed this loan agreement and our assets have been pledged as collateral. The loan agreement requires that we maintain certain financial ratios and comply with other loan covenants. If economic conditions change, such change could impede our ability to continue to meet our various loan covenants and financial requirements. If we were unable to maintain these financial conditions or loan covenants, an event of default would occur under the loan agreement. In such event, the lender would be able to take our collateral such as equipment, furniture, fixtures and other assets and apply the proceeds from such assets towards payment of the loan. If such an event were to occur, our operations would be severely impacted.

                               MARKET INFORMATION

As of June 30, 2000, our stock was listed on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol: HDVS. The total trading volume of our stock for fiscal 1999 was 748,310 shares. The total trading volume of our stock for the three and nine month periods ending June 30, 2000 were 144,882 and 938,382, respectively. There can be no assurance that a more active market will develop. The prices set forth below represent prices between dealers, do not include retail markups, markdowns, or commissions and do not necessarily represent actual transactions.


                     3 Months Ended         High            Low
                     --------------         ----            ---

                        6/30/00           $  8.00          $ 5.50
                        3/31/00             10.13            5.50
                       12/31/99              9.19            4.63
                        9/30/99              5.75            4.75
                        6/30/99              6.63            5.00
                        3/31/99              8.00            6.00
                       12/31/98              8.00            5.63
                        9/30/98              9.25            6.38
                        6/30/98             11.75            4.75
                        3/31/98             11.00            4.88
                       12/31/97              5.50            4.13
                        9/30/97              5.50            4.63
                        6/30/97              4.88            3.75
                        3/31/97              5.13            4.13
                       12/31/96              5.25            3.25

As of June 30, 2000, there were 557 holders of record of our common stock.

The NASDAQ NMS Qualification Standards require any company wishing to remain listed to have net tangible assets of $4,000,000, public float of shares of 750,000 (which are shares not held directly or indirectly by any officer, director or beneficial owner of more than 10% of the total shares outstanding), market value of public float of $5,000,000, $1 minimum bid for outstanding shares, 400 round lot shareholders and 2 market makers. As of June 30, 2000, there were 465 round lot holders of record of our common stock.

If we were subsequently delisted from the NASDAQ National Market System, such delisting would materially limit the public market for our common stock through loss of news coverage, possible decline in share price and possible difficulty in obtaining subsequent financing. In such event, a stockholder might encounter difficulty in selling his or her common stock.

We have paid no dividends on our common stock since incorporation. We intend to continue to devote our earnings, if any, to the growth and development of the Company. Any dividends in the future will depend upon our financial requirements and other factors.

                         SELECTED FINANCIAL INFORMATION

The following summary of selected financial information as of and for the periods ended June 30, 2000 has been derived from our unaudited financial statements contained elsewhere in this document. The following summary of certain financial information relating to the Company for the five years ended September 30, 1999 has been derived from our audited financial statements. Such information should be read in conjunction with the consolidated financial statements and the report thereon of Arthur Andersen LLP, independent public accountants, located elsewhere in this document.

Summary of Consolidated Statements of Operations:

                                                     For the three months ended      For the nine months ended
                                                     --------------------------      -------------------------
                                                    June 30, 2000  June 30, 1999   June 30, 2000   June 30, 1999
                                                     (unaudited)    (unaudited)     (unaudited)     (unaudited)
----------------------------------------------------------------------------------------------------------------
  Total Revenues                                    $52,452,334    $39,767,096     $148,071,730    $109,597,454

  Net Income (Loss)                                     642,232       (202,180)         355,346        (167,278)

  Income (Loss)/Common Share                               0.11          (0.04)            0.04           (0.05)

  Ratio of Earnings to Fixed                               4.23           0.83             1.53            0.96
  Charges or Coverage Deficiency

                                                               For the year ended September 30,
                                                               --------------------------------

                                                1999          1998          1997            1996         1995
------------------------------------------------------------------------------------------------------------------
  Total Revenues                            $150,222,771   $121,913,675   $87,469,296    $67,509,222   $44,670,051

  Net Income (Loss)                            1,187,011      1,427,312     2,142,063      1,188,707     1,329,001

  Income (Loss)/Common Share                        0.20           0.24          0.37           0.20          0.22

  Ratio of Earnings to fixed                        3.21           3.52          5.52           4.03          4.08
  Charges or Coverage Deficiency


Summary of Consolidated Statements of Financial Position:

                                                  As of June
                                                   30, 2000
                                                  (unaudited)
--------------------------------------------------------------
  Working Capital                                 12,070,927

  Total Assets                                    49,183,542

  Capital Leases (net of current maturities)       2,484,761

  Total Liabilities                               39,474,437

  Shareholders' Equity                             9,709,105


                                                                       As of September 30,
                                                                       -------------------

                                                    1999         1998         1997         1996         1995
----------------------------------------------------------------------------------------------------------------
  Working Capital                                $ 6,579,642  $ 4,112,684  $ 5,054,298  $ 2,821,115  $ 1,293,871

  Total Assets                                    34,470,649   29,111,026   19,747,631   16,950,759   11,666,371

  Capital Leases (net of current maturities)       1,940,638    2,506,506    1,016,257      676,844      430,739

  Total Liabilities                               24,989,353   20,721,088   12,699,070   11,949,226    7,726,010

  Shareholders' Equity                             9,481,296    8,389,938    7,048,561    5,001,533    3,940,361

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                    General

We are a provider of financial services through tax and accounting professionals. Our services are designed to assist in making individual tax and accounting professionals financial service centers for their clients. We believe that the tax professional is uniquely qualified to give confidential professional financial advice and implement financial plans due to the tax professional's knowledge of his or her clients' financial affairs.







During fiscal 2000, we launched a new interactive financial planning Web site providing comprehensive, integrated financial needs analysis and appropriate investment information for consumers. The web site is intended to promote brand awareness, provide lead generation for our Representatives and to facilitate the marketing of financial products and services. The Web site has acquired approximately 330,000 registered users and during the 2000 tax season over 260,000 tax returns were completed online.

During fiscal 2001, we plan to develop this Web site to become a personal financial portal for our clients. Furthermore, we intend to pilot financial planning centers located in the Affiliates' office which would utilize interactive presentations to arrive at solutions to client's financial planning needs.

The following discussion and analysis provides information that we believe to be relevant to understanding our consolidated financial condition and results of operations. This discussion should be read in conjunction with our consolidated financial statements and the related notes thereto.

                             Results of Operations

REVENUES

The following tables set forth our revenues for the periods indicated:



              For the three months ended June 30, 2000 (unaudited)
              ----------------------------------------------------

                                                      Amount            % change          % of total
Commission                                          $41,324,776             31%                   79%
Portfolio management fees                             7,591,104             34%                   14%
Marketing and education fees                          3,004,083             30%                    6%
Other                                                   532,371            100%                    1%
                                                    -----------                                  ---
Total                                               $52,452,334             32%                  100%
                                                    ===========            ===                   ===



              For the three months ended June 30, 1999 (unaudited)
              ----------------------------------------------------

                                                       Amount          % change           % of total
Commission                                          $31,500,294             11%                   79%
Portfolio management fees                             5,682,221             24%                   14%
Marketing and education fees                          2,317,827             27%                    6%
Other                                                   266,124           (27)%                    1%
                                                    -----------                                  ---
Totals                                              $39,767,096             13%                  100%
                                                    ===========           ====                   ===



              For the nine months ended June 30, 2000 (unaudited)
              ---------------------------------------------------

                                                      Amount           % change           % of total
Commission                                         $114,935,907             36%                   78%
Portfolio management fees                            20,160,823             28%                   14%
Marketing and education fees                         11,083,645             36%                    7%
Other                                                 1,891,355             79%                    1%
                                                   ------------                                  ---
Totals                                             $148,071,730             35%                  100%
                                                   ============             ==                   ===



              For the nine months ended June 30, 1999 (unaudited)
              ---------------------------------------------------

                                                       Amount          % change           % of total
Commission                                         $ 84,582,969             21%                   77%
Portfolio management fees                            15,780,151             31%                   14%
Marketing and education fees                          8,176,798             33%                    8%
Other                                                 1,057,536           (18)%                    1%
                                                   ------------                                  ---
Totals                                             $109,597,454             23%                  100%
                                                   ============           ====                   ===

Management believes that the increase in revenues is due in part to the continued strength in overall financial markets. Management believes the Company's ability to maintain or increase revenues in periods of short-term market fluctuation is due in part to the Company's commitment to training Representatives in diversification and long-term investment activities. In addition, Management believes that the number of Representatives and their experience in the financial planning and sales industry directly impacts revenues.


The following tables set forth our revenues for the periods indicated:

                     For the year ended September 30, 1999
                     -------------------------------------


                                                   Amount              % change         % of total
Commission                                         $115,396,557             21%                 77%
Portfolio management fees                            21,900,550             28%                 15%
Marketing and education fees                         10,923,662             37%                  7%
Other                                                 2,002,002             31%                  1%
                                                   ------------                                ---
Total                                              $150,222,771             23%                100%
                                                   ============             ==                 ===


                     For the year ended September 30, 1998
                     -------------------------------------

                                                   Amount              % change          % of total
Commission                                         $ 95,370,504             39%                 78%
Portfolio management fees                            17,049,614             54%                 14%
Marketing and education fees                          7,964,579             13%                  7%
Other                                                 1,528,978            (6)%                  1%
                                                   ------------                                ---
Totals                                             $121,913,675             38%                100%
                                                   ============            ===                 ===


                     For the year ended September 30, 1997
                     -------------------------------------

                                                    Amount             % change         % of total
Commission                                          $68,736,399             24%                 78%
Portfolio management fees                            11,070,632             71%                 13%
Marketing and education fees                          7,041,025             68%                  7%
Other                                                 1,621,240             18%                  2%
                                                    -----------                                ---
Totals                                              $88,469,296             31%                100%
                                                    ===========             ==                 ===

We believe that the increase in revenues for the fiscal years is due to (i) the continued strength in the overall financial markets, (ii) our commitment to fee-based programs, (iii) the expansion of the Company's Representative force through recruitment, and (iv) our continued development of programs to support and educate Representatives.

  COMMISSION REVENUE

Commission revenue for the three months ended June 30, 2000 was $41,324,776, an increase of 31% from the three months ended June 30, 1999. Commission revenue for the nine months ended June 30, 2000 was $114,935,907, an increase of 36% from the nine months ended June 30, 1999. We believe that this increase is due in part to the continued strength in overall financial markets and continued training and development of Representatives.


                                                             For the three months ended
                                                             --------------------------
                                              June 30, 2000                             June 30, 1999
                                              -------------                             -------------
                                               (unaudited)            % change           (unaudited)       % change
                                               -----------            --------          ------------       --------
Commission Revenue
  Mutual Fund and UITs(1)                      $30,256,359                 24%            $24,358,071            6%
  Insurance Products (2)                         6,942,320                 69%              4,099,945            1%
  Stocks, Bonds and                              4,077,179                 36%              2,994,413          124%
    Options (1)
  Partnership Interests                             27,770               (23)%                 35,830         (39)%
  Trading                                           21,148                 67%                 12,665           44%
                                               -----------                                -----------
  Total                                        $41,324,776                 31%            $31,500,924           11%
                                               ===========               ====             ===========         ====


                                                             For the nine months ended
                                                             -------------------------
                                              June 30, 2000                             June 30, 1999
                                              -------------                             -------------
                                               (unaudited)            % change           (unaudited)         % change
                                               -----------            --------           -----------         --------
Commission Revenue
  Mutual Fund and UITs(1)                           $ 81,215,833               29%            $62,912,487               12%
  Insurance Products (2)                              19,913,859               58%             12,595,571               27%
  Stocks, Bonds and                                   13,640,173               53%              8,938,722              135%
    Options (1)
  Partnership Interests                                  110,110                4%                106,360             (10)%
  Trading                                                 55,932               88%                 29,829             (68)%
                                                    ------------                              -----------
  Total                                             $114,935,907               36%            $84,582,969               21%
                                                    ============               ==             ===========             ====


                                                       Year ending September 30,
                                                       -------------------------
                                    1999      % change      1998      % change      1997      % change
                                    ----      --------      ----      ---------     ----      --------
Commission Revenue
  Mutual Fund and  UITs(1)      $ 85,503,458        14%  $75,302,440        39%  $54,222,732        21%
  Insurance                       17,850,301        29%   13,785,487        37%   10,098,858        30%
   Products (2)
  Stocks, Bonds and                                                                                 48%
    Options (1)                   11,864,690        98%    6,006,235        47%    4,084,707
  Partnership Interests              141,694      (19)%      174,060        71%      101,885      (20)%
  Trading                             36,414      (64)%      102,282      (55)%      228,217       664%
                                ------------             -----------             -----------
  Total                         $115,396,557        21%  $95,370,504        39%  $68,736,399        24%
                                ============      ====   ===========      ====   ===========      ====

  (1) Revenue increased due to the continued strength in the financial markets and to the continued increases in product sales resulting in part from the growth of the number of Representatives. Other contributing factors include the training programs provided by us and stable interest rates.

  (2) Revenue increased due to the increase in the number of Representatives licensed to offer this product and market conditions that made this product a more attractive investment.

  PORTFOLIO MANAGEMENT FEE REVENUE

For the three months ended June 30, 2000, portfolio management fees were $7,591,104, a 34% increase from the three months ended June 30, 1999. For the nine months ended June 30, 2000, portfolio management fees were $20,160,823, a 28% increase from the nine months ended June 30, 1999.

Portfolio management fee revenue was $21,900,550, $17,049,614, and $11,070,632 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 28%, 54% and 71% increase in 1999, 1998, and 1997, respectively.

The increase in portfolio management fee revenue is primarily due to the growth of assets under management in our fee-based programs. Total assets under management were $2.013 billion, $1.583 billion, $1.094 billion and $.840 billion at June 30, 2000, September 30, 1999, 1998 and 1997, respectively. This represents a 27%, 45%, 30% and 68% increase in the nine months ended June 30, 2000 and the fiscal years 1999, 1998, and 1997, respectively.

Due to the declining industry-wide trend of commission revenue as a percentage of gross product sales, the Company has continued to devote resources to the development of its fee-based programs. Fee-based programs produce revenue based on quarterly charges to clients for the management of their accounts, whereas commission-based services produce revenue based primarily on one-time front-end sales charges for the purchase of products. Some clients may prefer fee-based programs as opposed to more traditional commission-based services. We hope to maximize revenue by making both fee-based and commission-based services available to customers. We believe and expect that market demand has and will cause fee-based services to grow at a greater rate than commission-based services.

  MARKETING AND EDUCATION FEE REVENUE

Marketing and education fee revenue was $3,004,083 for the three months ended June 30, 2000, a 30% increase from the three months ended June 30, 1999. Marketing and education fee revenue was $11,083,645 for the nine months ended June 30, 2000, a 36% increase from the nine months ended June 30, 1999. Revenues for the period increased due to increased sales and increased attendance at our National Conference in November 1999.

Marketing and education fee revenue was $10,923,662, $7,964,579 and $7,041,025 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 37%, 13% and 68% increase in 1999, 1998 and 1997, respectively. Revenues in 1999, 1998 and 1997 increased due to increases in sales and the expansion of the educational programs and seminars provided by us. Product sponsors assist in the funding of our educational services.

      OTHER REVENUE

Other revenue was $532,371 for the three months ended June 30, 2000, a 100% increase from the three months ended June 30, 1999. Other revenue was $1,891,355 for the nine months ended June 30, 2000, a 79% increase from the nine months ended June 30, 1999. The increase in Other revenue for the period primarily relates to revenue generated from billings to Representatives for expenses incurred by us related to compliance audits.

Other revenue was $2,002,002, $1,528,978 and $1,621,240 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 31% and 18% increase in 1999 and 1997, respectively, and a decline of 6% in 1998. The increase in 1999 is due primarily to revenue generated from billings to Representatives for expenses incurred by us related to compliance audits. The related expenses are recorded in General and Administrative Expense. The NASD recently required these compliance audits. We provide management services to an affiliated insurance agency, H.D. Vest Insurance Agency (f/k/a H.D. Vest Insurance Services) (HDVIns). The decline in 1998 is due to a decrease in the revenue from our catalog sales products as well as a decrease in facility and service fee revenue due to a reduced attractiveness of fixed insurance products offered by HDVIns. The increase in 1997 is due to increased interest income received by us from increased cash reserves maintained during the year.


EXPENSES


  COMMISSION EXPENSE

Commission expense was $30,523,049 for the three months ended June 30, 2000, a 33% increase from the three months ended June 30, 1999. Commission expense was $84,957,696 for the nine months ended June 30, 2000, a 36% increase from the nine months ended June 30, 1999. Commission expense increased at a faster rate than commission revenue for the three and nine months ended June 30, 2000, due to increased production by Representatives in higher payout categories. Representative payout categories are based upon their rolling twelve-month gross sales. During the quarter, market indices fluctuated. Management believes that in periods of short-term economic fluctuations, established Representatives have an advantage over less experienced Representatives in selling investment products.

Commission expense was $84,822,640, $68,152,972 and $48,384,293 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 20%, 29% and 26% increase in 1999, 1998 and 1997, respectively. The matching expense on the Company's deferred compensation Plan is included in commission expense. As the Company increases participation in the Plan, commission expense will increase at a faster rate than the related revenue. The increase in commission expense during 1999 is due to (i) an increase in commission revenue of 21% from the prior year and (ii) an increase in the payout ratio to 73% in 1999 from 71% in 1998. The increase in the payout ratio is due to increased production by Representatives at higher payout levels. We believe that in periods of short-term economic fluctuations, established Representatives have an advantage over less experienced Representatives in selling investment products. As we recruit and train Representatives in lower payout categories, the revenue generated by these Representatives will help to offset increased revenue by Representatives in higher payout categories.

  PORTFOLIO MANAGEMENT FEE EXPENSE

Portfolio management expense was $5,525,020 for the three months ended June 30, 2000, a 40% increase from the three months ended June 30, 1999. Portfolio management expense was $14,802,423 for the nine months ended June 30, 2000, a 34% increase from the nine months ended June 30, 1999. Portfolio management fee expense increased at a faster rate than the related revenue due primarily to Representatives moving into higher payout categories as well as increased production from Representatives in higher payout categories. During the quarter, market indices fluctuated. Management believes that in periods of short-term economic fluctuations, established Representatives have an advantage over less experienced Representatives in selling investment products.

Portfolio management fee expense was $15,364,107, $11,263,669 and $7,375,367 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 36%, 53% and 79% increase in 1999, 1998 and 1997, respectively. The increase in Portfolio management fee expense during 1999 is due to (i) an increase in portfolio management revenue of 28% from the prior year and (ii) an increase in the payout ratio to 70% in 1999 from 66% in 1998. Similar to the increase in commission expense above, the increase in the payout ratio is due to increased production by Representatives at higher payout levels.

  OPERATIONS EXPENSE

Operations costs for the three months ended June 30, 2000 were $2,935,085 an 18% increase compared to the prior year. Operations costs for the nine months ended June 30, 2000 were $9,691,379 a 21% increase compared to the prior year. The increase in operations costs is mainly due to an increase in the cost of licensing Representatives. Operations expense also increased due to additional costs required by the new back office system.

Operations expense was $10,719,749, $7,179,790 and $5,340,317 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 49%, 34% and 43% increase in 1999, 1998 and 1997, respectively. Operations expense includes our mutual fund operations, customer service, licensing and compliance departments. The increase is due in part to (i) increased Compliance expense, (ii) increased noncapitalizable costs to improve our utilization of technology and (iii) the implementation of a new mutual fund processing computer systems.

  REPRESENTATIVE DEVELOPMENT EXPENSE

Representative development costs for the three months ended June 30, 2000 were $2,985,967, a 17% increase compared to the prior year. Representative development costs for the nine months ended June 30, 2000 were $7,620,146, a 16% increase compared to the prior year.

Representative development expense was $8,736,114, $7,521,719 and $6,466,956 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 16%, 16% and 13% increase in 1999, 1998 and 1997, respectively. The increase in Representative development costs is mainly due to increased participation by Representatives and the expansion of staff necessary to support participation in these programs. The increase in participation by Representatives and the related costs is directly attributable to the increased recruitment of new Representatives.

The Representative development process is the cornerstone of our concept of providing the client with the most qualified professional Representative available. We have made, and will continue to make, significant investments in the development of programs to provide Representatives with training designed to keep them apprised of financial opportunities for their clients.

We require our Representatives to obtain specific licenses, complete training programs and follow prescribed procedures in adding financial planning and implementation services to their practices. The training and marketing programs offered by us to our Representatives include software support such as an asset allocation and tax return-based investment analysis program, educational events such as Regional Support Systems meetings and marketing initiatives that include self-study kits and newsletters, and various other regional and national meetings sponsored by us as well as the sponsors of products sold by our Representatives.

     GENERAL AND ADMINISTRATIVE EXPENSE

General and administrative expenses increased 3% to $6,103,861 for the three months ended June 30, 2000, compared to the prior year. The three month increase in general and administrative expenses is primarily due to increased investments in technology and increased personnel cost. These increases were offset to some degree by the reduction in fees related to Mr. Vest's management agreement. General and administrative expenses decreased 2% to $16,986,062 for the nine months ended June 30, 2000, compared to the prior year. The same factors listed above are responsible for the decrease in general and administrative expenses.

General and administrative expense was $22,183,630, $21,182,001 and $14,784,092 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 5%, 43% and 17% increase in 1999, 1998 and 1997, respectively. The increase for the year ended September 30, 1999 was driven by additional expenses incurred to support our infrastructure, which was offset by a decrease in legal costs within the year.

General and administrative expenses for the year ended September 30, 1998 were $21,182,001, an increase of 43% from the prior year. Included in the increase of general and administrative expenses were nonrecurring costs of approximately (i) $826,000 for expenses related to claims and (ii) $572,000 associated with the relocation of our corporate headquarters. Additionally, the increase in general and administrative expenses was due, in part, to (i) $648,553 for the expansion of the compliance and supervision of Representatives by H.D. Vest Investment Securities Inc., (ii) $750,959 in human resource expense related to the Company's increase in staffing and employee training programs and (iii) $707,427 in costs related to our mail fulfillment operations.

  REPRESENTATIVE RECRUITING EXPENSE

Representative recruiting costs for the three months ended June 30, 2000, were $180,632, an 84% decrease compared to the prior year. Representative recruiting costs for the nine months ended June 30, 2000, were $585,418, a 74% decrease compared to the prior year. The reduction in recruiting costs is the result of a decreased focus on Representative recruiting efforts. To the extent that the Company decides in the future to devote significant resources to rapidly expand its Representative base through aggressive recruiting activities, future profitability would likely be negatively impacted.

Representative recruiting expense was $3,083,830, $2,231,364 and $1,677,594 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 38%, 33% and 117% increase in 1999, 1998 and 1997, respectively. The increase in Representative recruiting expense during 1999 is due to (i) aggressive recruiting goals for the fiscal year and (ii) use of additional methods of recruiting that have not been utilized in the past.

We recruit Representatives for our subsidiaries H.D. Vest Investment Securities Inc. (HDVIS) and H.D. Vest Advisory Services, Inc. (HDVAS) and other affiliated entities. Since our inception, we have developed a recruiting process which we believe results in a larger network for distribution of financial products and services. Based on our experience in this area, we typically use methods that have proven to be the most effective in the past. These methods include direct mail, recruiting seminars, telemarketing, trade shows, referral incentive programs, trade publication advertising and various education events. We may employ additional methods of recruiting in order to develop and determine the effectiveness of such alternatives.

At June 30, 2000, we have approximately 7,450 affiliates, of which 6,350 are fully licensed Representatives and approximately 1,100 are in various stages of licensing. Our recruiting efforts for the years ended September 30, 1999, 1998, and 1997 resulted in increases in new affiliates of 2,861, 2,227 and 1,815, respectively.

Many of H.D. Vest's representatives are CPAs. Currently, 44 jurisdictions allow CPAs to receive commission-based compensation for the sale of products or services. The remaining 7 jurisdictions have regulations or laws which have been interpreted to preclude CPAs from receiving such compensation. Some of our CPA representatives have been challenged in administrative actions brought by accountancy boards in various states where the receipt of commissions was previously or is currently prohibited. While we are currently aware of no material litigation involving our CPA representatives, there is no assurance that the remaining states will change their rules and that future administrative actions will not be brought against our representatives. The financial growth of H.D. Vest, Inc. may be adversely impacted in the event that rules prohibiting commissions remain unchanged or should rules currently allowing CPAs to receive commissions be changed to prohibit such activity. In such event, H.D. Vest, Inc. might not have sufficient funds to pay a representative his or her deferred compensation.

AMORTIZATION AND DEPRECIATION

Amortization and depreciation expense was $1,054,809 for the three months ended June 30, 2000, a 55% increase from the three months ended June 30, 1999. Amortization and depreciation expense was $2,839,971 for the nine months ended June 30, 2000, a 64% increase from the nine months ended June 30, 1999. Amortization and depreciation expense was $2,449,179, $1,431,617 and $933,015 for the years ended September 30, 1999, 1998 and 1997, respectively. This represents a 71%, 53% and 4% increase in 1999, 1998 and 1997, respectively. The increase is primarily driven by an increase in amortization and depreciation expense caused by an increase in capitalizable software development and the related computer hardware.

NET INCOME

Net income for the three and nine months ended June 30, 2000 was $642,232 and 355,346, respectively, compared to net losses of $202,180 and $167,278 for the three and nine months ended June 30, 1999, respectively. These increases from the prior year were in spite of significant investments in the Company's website initiative and was driven primarily by the above mentioned increase in revenues. The investment in the website includes advertising and public relations expense of approximately $9 million for the nine months and over $1 million for the three months. The web site is intended to promote brand awareness, provide lead generation for our Representatives and to facilitate the marketing of financial products and services. The Web site includes, among other things, a tax planning organizer and program allowing consumers to prepare their tax returns free of charge, retirement and college funding calculators, debt management recommendations, insurance and risk management information, links to our nationwide network of Representatives, and access to on-line strategic partners products and services and options. In addition, a financial planning analysis, a customized monthly newsletter, and tax updates are provided to the consumers generated from tax return information.

Net income for the year ended September 30, 1999 was $1,187,011 compared to net income of $1,427,312 and $2,142,063 for the years ended September 30, 1998 and 1997, respectively. This represents a 20% and 33% decrease in 1999 and 1998, respectively, and a 80% increase in 1997. As noted above the decrease for fiscal year 1999 is primarily due to an increase in commission expense, an increase in costs to improve our technology and an increase in Representative Recruiting expenses. The decrease in net income for fiscal 1998 was due to increased legal and technology expenses.

                        Liquidity and Capital Resources

At June 30, 2000, the Company had net working capital of $12,070,927 compared to net working capital of $6,579,642 at September 30, 1999. The $5,491,285 increase is primarily a result of the Company entering into a term loan agreement with a bank for $8 million. The Company repaid the outstanding line of credit of $3 million with the proceeds. The new note bears interest, at prime plus 2% (11.5% as of June 30, 2000) and matures June 29, 2002. Principal and interest payments are due monthly under the term loan agreement. Also, net income for the nine months ended June 30, 2000 was $355,346.

During the first nine months of fiscal 2000, the Company dedicated much of its capital to the development and promotion of a new interactive financial planning website and to costs incurred for the ongoing implementation of other computer systems related to its operating and marketing efforts. These other operating systems include the Company's new Representative contact management system, enhancements to the Company's internet site, a back office system implementation, and providing more technology tools for Representative use. Management believes that this dedication to information systems will provide the Company with more capacity to manage its current growth, support future growth and will lead to an increase in efficiency.

The Company continually monitors the capital markets for opportunities to obtain financing to meet Company growth needs. To the extent that funds are available, the Company would accelerate the development and promotion of the Company's e-commerce strategy. Other funds would be utilized for recruiting, development and other general business purposes. The Company is required to expense many of the costs related to these items. Should the Company obtain future financing to fund these growth plans, it is likely that it would record substantial expenses in the periods during and subsequent to obtaining such financing.

Our net working capital at September 30, 1999 was $6,579,642 compared to net working capital of $4,112,684 at September 30, 1998. The $2,466,958 or 60% increase, for the year ended September 30, 1999, is primarily a result of (i) strong cash flows provided by operations, (ii) proceeds from the Deferred Compensation Plan for its Representatives and (iii) repayment of related party notes receivable. Our primary uses of cash for the year were attributable to (i) acquisition and internal development of computer software, (ii) purchase and capital lease of property and equipment and (iii) Representative recruiting cost.

During 1999 we dedicated much of our capital to the development of a new information system infrastructure. We believe the improved information systems will provide more capacity to manage our current growth and support future growth. Approximately $1.3 million of our fiscal 1999 funding for information systems and property and equipment came from operating and capital leases.

Historically, our growth has been financed through loans, private placements of preferred and common stock, public offerings of common stock and cash flows from operations. For the period from inception through September 30, 1999, amounts from these sources have been approximately $2.5 million, $2.6 million, $5.1 million and $18.2 million, respectively.

We have a Deferred Compensation Plan (the Plan) for our Representatives. Pursuant to the Plan, Representatives may forego current compensation, and subsequently receive the deferred compensation plus a Company matching contribution, as defined in the Plan. The matching percentages for the Plan year 2000 are equal to 41%, 85%, 151% or 305% for periods of 36, 60, 84 or 120 months. As of June 30, 2000, approximately $4,700,000 had been deferred under the Plan. As of September 30, 1999 and 1998, approximately $3,450,000 and $2,385,000 respectively, had been deferred under the Plan.

Matching contributions on amounts deferred under the Plan are accrued as additional commission expense on a straight-line basis from the period deferred until the Representative is paid the deferral amount and matching contribution. Accordingly, commission expense will increase in the years in which commissions are earned and deferred by participants. Such increases in commission expense will have an adverse effect on our net income. To the extent that Representatives elect to defer receipt of compensation under the Plan, such compensation will ultimately be paid to the participant in the form of cash. As of June 30, 2000, we had accrued matching contributions of approximately $1,067,000. As of September 30, 1999 and 1998, we had accrued matching contributions of approximately $700,000 and $365,000, respectively. Accrued matching contributions will be paid out over a maximum of ten years. During the nine months ended June 30, 2000, we paid $66,756 to participants representing deferred amounts and $17,630 representing matching contributions. During 1999, we paid $84,110 to participants representing deferred amounts and $22,324 representing matching contributions.

The implementation of a new back office system in fiscal 1999 has led to an increase in customer funds held which in turn has increased our required net capital. This system will increase both our net capital and required net capital in current and future periods. Such increases could adversely affect available cash.

Historically, we have significantly increased our recruiting and development activities upon obtaining financing through the sale of stock or cash flows. We expense all costs related to these activities. Additionally, in periods of increased recruiting and development activities, we have experienced higher general and administrative costs as overhead increased to support the recruiting and development activities. Consequently, we have recorded substantial expenses subsequent to obtaining financing required to fund further growth. Should we obtain future financing to fund our growth plans, it is likely that we would record substantial expenses in the periods subsequent to obtaining such financing.

We believe that, in addition to external financial resources (primarily bank leases); our cash flow is sufficient to maintain our current operations as well as our continued growth plan. We continually monitor the capital markets for opportunities to obtain financing to meet our growth needs.

                              Year 2000 Assessment

We recognize the need to ensure that our operations will not be adversely impacted by "Year 2000" systems failures. Year 2000 issues arise because some computer software and hardware products ("computer systems") were designed to handle only a two-digit year, not a four-digit year (e.g., 1997 is seen by the computer as "97"). When the year 2000 begins, these computer systems may interpret "00" as the year 1900 and not 2000, and could either stop processing date-related computations or process them incorrectly.

In order to minimize the impact of the Year 2000 on us, a Year 2000 plan was established for the evaluation and management of risks associated with material Year 2000 issues. The plan included a review of material computer systems that we currently have in place, modification or replacement of such systems if required, inquiry to third-party providers with whom we have material business relationships as to their state of readiness for potential Year 2000 issues, and the development of contingency plans in the event material Year 2000 issues arise in our or third-party computer systems.

We have not experienced any major issues relating to the Year 2000. We have continued to monitor and review all relevant systems within the Company as well as third-party providers for any relevant issues.

We spent approximately $300,000 for testing, modification and replacement of our computer systems related to Year 2000 issues as of September 30, 1999. For the quarter ended December 31, 1999, we spent approximately $90,000 for testing, modification and replacement of our computer systems related to Year 2000 issues. We expect that future expenses incurred, if any will continue to be financed from internally generated funds.


The foregoing information is a Year 2000 readiness disclosure.


                           Forward-Looking Statements

The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Words such as "believe," "expect," "anticipate," "intend," "aim," "will," and similar language, identify forward looking statements. The following factors, among others, could affect our actual results and cause such results to differ materially from those expressed in forward-looking statements: the ability to access capital and financing on acceptable terms; heightened competition; adverse publicity and news coverage regarding our company, products or services; adverse results in litigation; changes in social and economic conditions; changes in generally accepted accounting policies and practices, and the application of such policies and practices to us; loss or retirement of key executives, employees or technical personnel; our inability to attract and retain experienced executives, employees or technical personnel; natural events and acts of God such as earthquakes, fires and floods; and changes in domestic or foreign laws and regulations affecting our ability to conduct business in the manner in which we currently conduct such business.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

We are exposed to market risk related to changes in U.S. prime interest rates. No derivatives are currently used to alter the interest rate characteristics of our debt instrument.

With respect to our interest-bearing liabilities, approximately $8 million of long-term debt at June 30, 2000 is subject to variable rates of interest. Based on a hypothetical 1.5% increase in interest rates, the potential annualized losses in future pretax earnings would be a maximum of $120,000. The impact of such a change in interest rates on the carrying value of long-term debt would not be significant. The estimated changes to interest expense and the fair value of long-term debt are determined considering the impact of hypothetical interest rates on our borrowing cost and long-term debt balances. These analyses do not consider the effects, if any, of the potential changes in our credit ratings or the overall level of economic activity. Further, in the event of a change of significant magnitude, management would expect to take actions intended to further mitigate its exposure to such change.

                                USE OF PROCEEDS

The net proceeds to be realized by us from the sale of Units consist of an estimated $7,000,000 in Cash Equivalents. Deferrals by a Representative pursuant to the Plan shall be made as such Compensation is earned. Accordingly, the amount attributed to Cash Equivalents will be received by us over an extended period of time. We anticipate that the net proceeds of the offering will be used for certain new programs in the following areas: (i) operating improvements,
(ii) marketing initiatives and (iii) Representative development activities (see Business - New Programs). As of June 30, 2000, our Representatives had deferred approximately $4,700,000 pursuant to the Plan.

The following table represents our estimate of the allocation of the estimated proceeds of this offering that will be received over an extended period of time. We may find it necessary or desirable to reallocate the net proceeds among the described categories if its expectations regarding general economic conditions and conditions in the financial service industry should change (see Business - New Programs). If attractive opportunities become available, or if circumstances indicate that it is imprudent or impractical to follow the following estimated allocations, we may use portions of the proceeds for other uses which may not be presently identifiable.

                                                     Approximate      Percent
                                                   Dollar Amount(1)   of Net
                                                    -------------      ------
Technology & Operating Improvements (2)            $  4,100,000         59%
Marketing Initiatives (2)                             1,000,000         14%
Representative Development
  Activities (1)                                      1,900,000         27%
                                                   ------------        ----
                                                   $  7,000,000        100%
                                                   ============        ====

(1) Our estimate is that Representatives will defer $7,000,000 as Cash Equivalents over an extended period of time.
(2)  See "Business - New Programs"

As of June 30, 2000, the Registered Representatives have deferred approximately $4,700,000 of compensation. Of this amount, approximately $3,800,000 of the deferred compensation proceeds was used for technology and operation improvements and $900,000 of the deferred compensation proceeds was used for marketing initiatives. We plan to allocate any future deferred compensation in accordance with the allocation of the estimated proceeds as outlined in the table above.

Beginning in July 1998, we began distributing deferred compensation to the participants along with matching contributions. As of June 30, 2000, we have paid $150,866 to participants representing deferred amounts and $39,954 representing matching contributions.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company at June 30, 2000:

                                                                                                 Adjusted For
                                                               Actual at                          Deferral of
                                                             June 30, 2000                   Cash Equivalents (2)
                                                     ------------------------------      ---------------------------
Deferred compensation (3)                                            $    4,680,976                     $   7,000,000
Deferred compensation match (4)                                           1,067,495                         1,067,495
Shareholders' investment:
Preferred stock, $6 par value,
10,000,000 shares
Authorized; 250,067 issued &
outstanding                                                               1,500,402                         1,500,402
Common stock, $.05 par value,
100,000,000 shares authorized;
5,423,341 issued & outstanding (1)                                          271,167                           271,167
Additional paid-in capital                                                5,154,934                         5,154,934
Retained earnings                                                         2,782,602                         2,782,602
                                                                     --------------                     -------------
Total shareholders' investment                                            9,709,105                         9,709,105
                                                                     --------------                     -------------
Total capitalization                                                 $   15,457,576                     $  17,776,600
                                                                     ==============                     =============

(1) Does not include up to 800,000 shares reserved for stock options (see Management - Stock Options).

(2) Assumes approximately $2,300, 000 of deferred compensation during the next twelve months and $7,000,000 over the life of the Plan.
(3)  Includes short-term deferred compensation of $226,000.
(4)  Includes short-term deferred compensation match of $77,000.

                                    BUSINESS

H.D. Vest, Inc. (the Company), founded by Herb D. Vest, was formed on December 17, 1986, as a Texas corporation. The Company also conducts operations under the corporate assumed name of H.D. Vest Financial Services. The Company is a financial services company, organized for the purpose of investing in financial service companies and providing management services to such companies as well as other entities. We own all the outstanding shares of the following subsidiaries.

                                H.D. Vest, Inc.
                       d/b/a H.D. Vest Financial Services


                                                       Incorporated
                   Subsidiaries                           TEXAS                          Services
                   ------------                           -----                          --------

H.D. Vest Investment Securities, Inc. "HDVIS"              1983                  Registered Securities
                                                                                   Broker-Dealer
                                                                                 Products:
                                                                                   Mutual Funds
                                                                                   Unit Investment Trusts
                                                                                   Limited Partnerships
                                                                                   Stocks and Bonds

H.D. Vest Advisory Services, Inc. "HDVAS"                  1987                  Registered Investment
                                                                                   Advisor
                                                                                   Agent Licensing
                                                                                     Assistance
                                                                                   Money Management
                                                                                     Services

H.D. Vest Technology Services, Inc. "HDVTI"                1999                  Internet and Technology Services

H.D. Vest Mortgage Services, Inc. "HDVMS"                  1989                  Inactive Subsidiary

H.D. Vest Collateral Management Company "HDVCMC"           1988                  Inactive Subsidiary

H.D. Vest Business Valuation Services, Inc.  "HDVBVS"      1987                  Inactive Subsidiary

H.D. Vest Corporate Finance, Inc.  "HDVCF"                 1990                  Inactive Subsidiary

We were established to meet the growing demand for professional financial services, and to provide such services primarily through tax professionals. We believe that the tax professional is uniquely qualified to give confidential, professional financial advice and implement financial plans due to the tax professional's knowledge of his or her clients' financial affairs. We offer the tax professional the means to provide personalized financial services to the consumer while simultaneously providing the tax professional with an additional source of income.

We participate in various professional and industry organizations including but not limited to: Securities Industry Association,

Better Business Bureau, Greater Dallas Chamber of Commerce, Las Colinas/Irving Chamber of Commerce, U.S.-Mexico Chamber of Commerce, International Association of Financial Planners, Mortgage Bankers Association, American Property-Casualty Association and American Realty Association.

                             Available Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. All of this information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549 and at regional offices of the Securities and Exchange Commission at Room 1204, 219 South Dearborn Street, Chicago, Illinois 60604, and 75 Park Place, New York, New York 10007. The Commission also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission at http:\\www.sec.gov.

                               Reports Furnished

H.D. Vest, Inc. plans to furnish annual reports including audited financial statements, to shareholders owning common stock. H.D. Vest, Inc. will issue unaudited interim reports to shareholders owning common stock on a quarterly basis.

                           Registered Representatives

We utilize a Representative base to market our financial service products. At June 30, 2000, we have approximately 7,450 affiliates, of which approximately 6,350 are fully licensed Representatives and approximately 1,100 are in various stages of the licensing process.

                      H.D. Vest Registered Representative
                   Distribution by State as of June 30, 2000

The following table identifies the geographic location of our approximately 6,350 fully-licensed Representatives.

Alabama                                   51                    Montana                              19
Alaska                                    13                    Nebraska                             21
Arizona                                  160                    Nevada                               36
Arkansas                                  50                    New Hampshire                        28
California                               931                    New Jersey                          254
Colorado                                 129                    New Mexico                           18
Connecticut                               85                    New York                            419
Delaware                                  19                    North Carolina                      116
District of Columbia                       8                    North Dakota                         14
Florida                                  318                    Ohio                                230
Georgia                                  139                    Oklahoma                            150
Hawaii                                    14                    Oregon                               60
Idaho                                     21                    Pennsylvania                        352
Illinois                                 187                    Puerto Rico                           1
Indiana                                   89                    Rhode Island                         20
Iowa                                      55                    South Carolina                       59
Kansas                                    50                    South Dakota                          7
Kentucky                                  49                    Tennessee                            58
Louisiana                                113                    Texas                               829
Maine                                     42                    Utah                                 46
Maryland                                 127                    Vermont                              27
Massachusetts                            153                    Virginia                            107
Michigan                                 147                    Washington                           98
Minnesota                                101                    West Virginia                        29
Mississippi                               54                    Wisconsin                           131
Missouri                                  99                    Wyoming                              17
                                                                                                  -----
                                                                Total                             6,350
                                                                                                  =====

                Technology Development and Information Services

The Information Services Department is responsible for developing programs and maintaining the hardware that supports our operations. To promote continuing technology education and the importance of technology to our company, we emphasize specialized education and training for our information technology staff as well as for managers in other departments. We are a Microsoft Certified Solutions Provider, and approximately two-thirds of our Information Services department staff hold the Microsoft Certified Professional (MCP) designation. The Information Services department also includes Microsoft Certified Solution Engineers and Microsoft Certified Solution Developers. Many of our technology staff hold multiple Microsoft certifications. In addition to our technology staff, managers in other departments receive extensive training in one or more areas of technology and information management.


The Information Services Department also maintains our internet/intranet site designed to facilitate the securities, advisory services and insurance business of our Representatives. The site provides access to account information, stock quotes, market news, and a venue for sharing marketing, business and product ideas with other Representatives.


                      Technical and Sales Support Services


Our staff of financial professionals provides financial planning and investment information to H.D. Vest Representatives who in turn assist their clients with their financial planning needs. These services to clients include, but are not limited to, investment and insurance planning and product selection, portfolio management, assistance in establishment of employee benefit plans, and estate planning. We provide technical and sales support to the Representatives via the internet/intranet, telephone and other means. In order to provide these services we have assembled staff experts in areas of individual and business financial planning, including Certified Public Accountants, Certified Financial Planners, Chartered Financial Analysts, Chartered Life Underwriters, Certified Investment Management Analysts, Chartered Financial Consultants, Certified Employee Benefits Specialists, Certified Pension Consultants, Enrolled Agents, Certified Management Accountants, American Institute of Certified Public Accountants-Personal Financial Specialists, Lawyers and Pension and Executive Compensation Certificate recipients.

                            Regional Support System

We have developed a local support system designed to provide Representatives assistance in all aspects of financial planning including sales and marketing training, time management, practice management, financial products, and case studies. There were 685 meetings during fiscal 1999. The Regional Support System also provides a network for Representatives to consult with each other and analyze actual client situations. This system operates on the philosophy that the Representatives will learn from other Representatives who have successfully added financial planning services to their practices.

Each Regional Support System group is led by a successful H.D. Vest Representative. This Representative has met specific criteria and attended our training before beginning to train fellow Representatives. The Regional Support System is divided into Mentor and Chapters determined by varying degrees of Representative production.



                              Educational Services

We develop educational materials and seminars designed to enhance the technical skills and knowledge of Representatives. The educational materials developed for our Representatives and their clients include, but are not limited to training videos, self study courses, computer-based training programs, newsletters and promotional pieces. Our seminars include two national events, each offering Representatives a full week of training, as well as other seminars such as the "Tax Season Crash Course" which provides investment training prior to the tax rush experienced by Representatives preparing tax returns for their clients.



During fiscal 1998 we introduced regional conferences to the seminar offering. These conferences are located in cities across the country and are designed to offer training on our internet/intranet site, computer software and technical investment topics.

                           Representative Recruiting

At June 30, 2000, we have approximately 7,450 affiliates, of which approximately 6,350 are fully licensed Representatives and approximately 1,100 Representatives are in various stages of licensing.

We recruit Representatives for our subsidiaries HDVIS and HDVAS and an affiliated insurance entity. Since our inception, we have developed a recruiting process which we believe results in a larger network for distribution of financial products and services. Based on our experience in this area, we typically use methods that have been the most effective in the past. These methods include direct mail, recruiting seminars, telemarketing, trade shows, referral incentive programs, trade publication advertising and various educational events. We may employ additional methods of recruiting in order to develop and determine the effectiveness of such alternatives.


                           Representative Development

The Representative Development process is the cornerstone of our concept of providing the client with the most qualified professional financial advisor available. We have made, and will continue to make, significant investments in the development of programs to provide Representatives with training designed to keep them apprised of financial opportunities for their clients.

We require our Representatives to obtain specific licenses, complete training programs and follow prescribed procedures in adding financial planning and implementation services to their practices.

The training and marketing programs offered by us to our Representatives include software support such as an asset allocation and tax return-based investment analysis program. The training and marketing programs also offer educational events such as the Regional Support Systems meetings (described above) and marketing initiatives including self-study kits, newsletters, and various other regional and national meetings sponsored by us.



                      Insurance Agency Management Services

We provide management services to an affiliated insurance agency, H.D. Vest Insurance Agency (f/k/a H.D. Vest Insurance Services) (HDVIns). HDVIns represents a diversified spectrum of national insurance companies offering life, health, disability, long-term care and variable and fixed annuity products for both individuals and businesses. Our Representatives are licensed through HDVIns to sell insurance products. Our Representatives are paid a commission on such sales by HDVIns or HDVIS in certain circumstances. We do not receive any portion of the fixed commissions but we do receive a facility and service fee for management and other services rendered by us. We receive all variable commissions through HDVIS.


For the three months ended June 30, 2000 we had variable commission revenue of $6,942,320, a 69% increase from the three months ended June 30, 1999. For the nine months ended June 30, 2000 we had variable commission revenue of $19,913,859, a 58% increase from the nine months ended June 30, 1999. Variable commission revenue was $17,850,301, $13,785,487, and $10,098,858 for the years ended September 30, 1999, 1998 and 1997, respectively. We have charged HDVIns a facility and service fee of $404,315, $493,604 and $538,700 for the years ended September 30, 1999, 1998 and 1997, respectively. As of June 30, 2000, we have a receivable of $459,553 from HDVIns.


                              Investment Services

H.D. Vest Investment Securities, Inc., formed in 1983 as a Texas Corporation, is registered as a broker-dealer in all 50 states, the District of Columbia and the Commonwealth of Puerto Rico, and is our investment products and trading subsidiary. HDVIS offers non-proprietary investment products including mutual funds, unit investment trusts, direct investments, stocks and bonds. HDVIS is a member of the National Association of Securities Dealers, the Securities Investors Protection Corporation, and the Securities Industry Association.



                          Trading and Customer Service

We provide trading and customer services to our Representatives on an ongoing basis. Our trading room processes trades in mutual funds, direct investments, unit investment trusts and individual securities. In addition, our discount brokerage service allows investors to buy and sell individual securities at discounted commission rates.

The following table summarizes the number of securities transactions processed by us:


                              Three Months Ended June 30
                              ---------------------------
                       2000                                 1999
                       ----                                 ----
                    2,373,372                            1,830,059

                               Nine Months Ended June 30,
                               --------------------------
                       2000                                 1999
                       ----                                 ----
                    6,574,968                            5,143,590


                               Fiscal Years Ended September 30,
                               --------------------------------
                       1999               1998              1997
                       ----               ----              ----
                    7,074,259           5,551,515        4,042,941

We clear stock and bond trades and certain mutual fund and direct participation programs, on a fully disclosed basis through National Financial Services Corporation, 161 Devonshire Street, Mail Stop D6, Boston, Massachusetts 02110. National Financial Services Corporation, as the clearing firm for HDVIS, maintains all stock, bond and option transactions of HDVIS' customers on its own records. However, the majority of transactions involving mutual funds and direct participation programs are handled directly with the product distributors.

                            Representative Licensing

We provide step-by-step assistance to Representatives in obtaining their securities, insurance and Registered Investment Advisor licenses, including educational programs for exams and administrative processing through the National Association of Securities Dealers, and the state agencies supervising securities and insurance licensing.


                           Compliance and Supervision

The financial services industry is subject to extensive regulation on both the federal and state levels, with which we must comply (see Government Regulation). HDVIS and HDVAS must maintain current registration with the applicable regulatory bodies.

We require that all Representatives follow our Compliance and Supervisory Procedures. Our Compliance Department is responsible for Representatives' compliance with rules of the regulatory bodies that supervise the financial services industry. Due to the strict regulation of the financial services industry by federal and state agencies, it is important that we stay abreast of the activities of our Representatives and internal staff. Our Compliance Department supervises the investing activities of all Representatives.


                   Professional Investment Advisory Services

H.D. Vest Advisory Services, Inc. conducts our investment advisory activities. HDVAS, formed in 1987 as a Texas corporation, is registered as an investment advisor with the Securities and Exchange Commission and various state regulatory agencies and is a member of the Investment Company Institute. Our Representatives can register as Investment Advisor Agents under HDVAS, giving them the ability to provide fee-based financial planning services to their clients.

HDVAS provides three fee-based services. The VestPremiere Investment Program is designed for clients with a minimum $100,000 of investable assets, and allows individual investors, foundations, endowments, retirement plans and trusts to access comprehensive and independent consulting services that historically were reserved for only large institutional investors. This service helps investors to determine an appropriate asset allocation and to choose the proper money managers to manage various portions of their investment portfolio. A quarterly report is provided to each client detailing investment performance.

The VestFlex Investment Program is designed to provide clients with a minimum $10,000 of investable assets with asset allocation and professional-monitoring services. Individual investment objectives and risk tolerances are utilized to select the optimal portfolio in order to meet the client's needs. Each portfolio is invested in a family of mutual funds and diversified into different asset classes. A quarterly report is provided to each client detailing investment performance.

The Vest Advisor Investment Program accommodates clients with a minimum of $25,000 of investable assets. These investments are managed by the client's Representative according to the portfolio goals established by the client. Each client's investment is held in a single brokerage account. A quarterly report is provided to each client detailing investment performance.


                                  New Programs


The Company plans to use the proceeds of this offering to undertake several new programs in the coming years in an effort to improve the productivity of its Representatives and the efficiency of the Company's corporate support staff. Such new programs will be implemented at the discretion of the Company.


Technology and Operational Improvements


During fiscal 2000, we launched a new interactive financial planning Web site providing comprehensive, integrated financial needs analysis and appropriate investment information for consumers. The web site is intended to promote brand awareness, provide lead generation for our Representatives and to facilitate the marketing of financial products and services. The Web site has acquired approximately 330,000 registered users and during the 2000 tax season over 260,000 tax returns were completed online.

During fiscal 2001, we plan to develop this Web site to become a high-touch, highly informational, personal financial portal for its clients. Furthermore, we intend to pilot financial planning centers located in the Affiliates' office which would utilize interactive presentations to arrive at solutions to client's financial planning needs.

We are competing in an industry that is rapidly changing. In order to effectively respond to the competition, the Company and its corporate support staff and Representatives must evolve to meet these demands. Our goal is to provide its staff with the training opportunities and the systems support to meet this challenge.


     Staff Training

In order to achieve this goal we must continually assess and enhance its employees' skills and effectiveness. With the changes in the financial services industry, our staff must learn new skills that will make them more adaptable and flexible. In order to ensure that our staff is ready to meet the challenges afforded by working for a growth company in a fast-paced industry, we are developing a comprehensive training and continuing education curriculum. Various training media will be utilized for the delivery of the training programs, including audio, video, self-study and computer-based training.


     Corporate Integrated Systems

In order to stay competitive in the financial services industry, we must improve its systems' capabilities. Because of the labor intensive nature of our business caused by increases in regulatory paperwork and disclosure and pressure from Representatives regarding fees and payout, firms that do not keep pace with technology advancements will be left behind by their competition.

To the extent feasible due to current regulatory requirements, our goal is to electronically communicate with the Representatives, eliminating as much mail, paper and telephone calls as possible. This affects every department at the Company and every Representative and client in the field. Our ability to improve technological capabilities in a cost-effective manner could significantly affect growth and profitability.

Over the coming years, we plan to make the following systems improvements and enhancements:

     .    Improve analysis through development of systems.

     .    Improve telemarketing systems in Recruiting and Marketing.

     . Develop software that integrates existing systems with outside product information clearing houses to facilitate:
            -  Client account maintenance
            -  Transaction processing
            -  Cash Management
            - Exchange of information regarding client accounts with major product sponsors.

     .    Implement work flow management to improve staff efficiencies.

     . Develop expert system for staff and Representatives providing them access to information with 70% of expert ability.


     Representative Integrated Systems

The Representatives have the same challenges that we face in competing in today's financial services industry. They require integrated systems to effectively manage their practices. We must be on the leading edge of providing the best systems available for the management of all areas of our Representative's business. Over the coming years, we plan to develop or improve Representative's systems in the following areas:

     . Communication software that not only allows direct communication with the home office but also provides look-up capabilities for client account information, commission status, customer service problem log status and access to compliance and licensing information and educational event registration.

     . Develop integrated systems to support marketing and operations, including contact management, tax preparation, marketing from the tax return, financial planning integrated with tax preparation software and investment monitoring and reporting.

     .    Develop programs for preparing client presentations.



Marketing Initiatives

We firmly believe that in order to achieve our objectives, we will need to become well-known by accounting and financial professionals as well as by the public at large. We have developed several strategies to achieve public awareness. We have recently engaged a public relations firm to raise this awareness for us.


     Book Publishing and Public Seminars

We have identified a series of financial planning oriented books to be published for the general public. We have published two books, "Wealth: How to Get It, How to Keep It" and "Wealth Workout", published in 1993 and 1995, respectively. We promote these books to Representatives, Representatives' clients and to the general public.


     Cooperative Advertising

Representatives who meet specific criteria and agree to adhere to certain standard procedures will be invited to participate in our future cooperative advertising programs and will share in the cost of development, testing and implementation of national, regional and local advertising initiatives.

     Fee-Based Products and Services

We believe that in order to attract and retain successful Representatives, it must offer a variety of fee-based compensation programs in addition to the commission-based products that now comprise the majority of its revenues. In 1993 the VestFlex program was introduced. The program has been well received by our Representatives and is expected to expand over the next five years to include:

     .    Flexible investing into specific mutual funds
     .    Portfolio consisting of mutual funds of more than one fund family
     . Complete systemization of the processing of transactions and simplification of paperwork

Additionally, in October 1995, the VestAdvisor Program was introduced. This program accommodates clients with a minimum of $25,000 of current investment assets.


     Direct Marketing Programs

We plan to develop tested direct marketing programs for use by our Representatives. These would include marketing letters, brochures, seminar presentations and one-on-one client presentations and include complete training on use and implementation of the programs.


     Public Seminars

We plan to develop and conduct public seminars to educate the public on the importance of understanding basic financial principles.


Representative Development Activities

     Support

The accountant/tax professional Representative needs the support of the Company to implement financial planning services into their existing tax practice.


     . Field Support. We believe that an important element that is currently missing from its support services is the availability of in-field training and sales assistance for new Representatives and those who need more personalized services than can be provided via the telephone support of the home office. We believe that this can be accomplished through the widespread implementation of the Regional Support System
          (RSS). The RSS is a field support program designed to train and support Representatives in the technical aspects of financial planning, motivation and sales training, time and practice management, financial products, and support in actual client situations.


     . Technical Support. We offer comprehensive Technical Support services to its Representatives. These services include support in the areas of Retirement Planning, Investment Planning, Education Planning, Employee Benefits, Tax Planning, Risk Management, Qualified Plans, Product Selection, Bank Marketing Programs and Marketing Strategies. We employ staff experts in every area who are dedicated to providing technical information to its Representatives. We believe that the addition of staff experts in Estate Planning, Portfolio Management, Asset Allocation and Insurance are key to the continued success of the Technical Support services.


     . Product Support. Because of the large volume of product sales we supply to major product sponsors, it has been able to negotiate personalized product support from the wholesaler teams of the sponsors. The wholesalers are available to Representatives for client presentations, seminar presentations and assistance in product selection.


     Training

We have done extensive research into the training necessary to accomplish a successful and profitable transition for the tax professional to provide financial planning services to his or her clients. The research has shown that the basic needs for training fall into the following categories:

     .    Technical (identifying client needs)
     .    Product (choosing a product)
     .    Operations (processing paperwork)
     .    Sales (making the recommendation)
     .    Marketing (proven marketing techniques)
     .    Motivation (overcoming fears)
     .    Practice Management (transition to financial planning)

In June 1994, we completed work on the first in our series of many comprehensive, integrated training programs (the Rep Success Program). These programs will utilize various training media in order to maximize the success of the program.

In addition to providing top quality training programs to enhance the skills of the Representatives, we plan to provide Continuing Professional Education (CPE) credit where available for CPAs, CFPs, EAs, CLUs, ChFCs and other financial services designations.

                       OPERATIONS AND SOURCES OF REVENUE

  We have historically operated in a single industry segment: securities brokerage and related financial services. Effective January 2000, H.D. Vest Technology Services, Inc. ("HDVTI"), a wholly owned subsidiary of the Company became a reportable segment as defined by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information". H.D. Vest's core business is in the business of financial services, organized for the purpose of investing in financial service companies and providing management services to such companies as well as other entities. H.D. Vest does not track assets by operating segments. Consequently, we have not disclosed assets by operating segments. The following table sets forth our total revenues by major source:

                      Summary Of Company's Sources Of Revenue

                                                 For the three months ended                    For the nine months ended
                                           -----------------------------------------------------------------------------------
                                               June 30,               June 30,               June 30,               June 30,
                                                2000                   1999                    2000                  1999
                                                ----                   ----                    ----                  ----
                                             (unaudited)            (unaudited)            (unaudited)            (unaudited)
                                             -----------            -----------            -----------            -----------
Commission Revenue
  Mutual Fund and UITs                        $30,256,359           $ 24,358,071           $ 81,215,833           $ 62,912,487
  Insurance Products                            6,942,320              4,099,945             19,913,859             12,595,571
  Stocks, Bonds and Options                     4,077,179              2,994,413             13,640,173              8,938,722
  Partnership Interests                            27,770                 35,830                110,110                106,360
  Trading                                          21,148                 12,665                 55,932                 29,829
Portfolio Management Fees                       7,591,104              5,682,221             20,160,823             15,780,151
Marketing and Education Fees                    3,004,083              2,317,827             11,083,645              8,176,798
Facility and Service Fees from                     29,000                 25,573                329,528                304,315
 Affiliate
All Other                                         503,371                240,551              1,561,827                753,221
                                              -----------           ------------           ------------           ------------

Total Revenue                                 $52,452,334           $ 39,767,096           $148,071,730           $109,597,454
                                              ===========           ============           ============           ============

  We had assets of $49,183,542 and $34,470,649 as of June 30, 2000 and September 30, 1999, respectively. We had net income of $642,232 and a net loss of $202,180 for the three months ended June 30, 2000 and 1999, respectively and net income of $355,346 and a net loss of $167,278 for the nine months ended June 30, 2000 and 1999, respectively.

                                                                      Year ending September 30,
                                               -----------------------------------------------------------------------
                                                        1999                     1998                    1997
                                               -----------------------  -----------------------  ---------------------
Commission Revenue
  Mutual Fund and UITs                                    $ 85,503,458              $75,302,440            $54,222,732
  Insurance Products                                        17,850,301               13,785,487             10,098,858
  Stocks, Bonds and Options
  Partnership Interests                                        141,694                  174,060                101,885
  Trading                                                       36,414                  102,282                228,217
Portfolio Management Fees                                   21,900,550               17,049,614             11,070,632
Marketing and Education Fees                                10,923,662                7,964,579              7,041,025
Facility and Service Fees from Affiliate                       404,315                  493,604                538,700
All Other                                                    1,597,687                1,035,374              1,082,540
                                                          ------------             ------------            -----------

Total Revenue                                             $150,222,771             $121,913,675            $88,469,296
                                                          ============             ============            ===========

We had assets of $34,470,649 and $29,111,026 as of September 30, 1999 and 1998,
respectively. We had net income of $1,187,011 $1,427,312 and $2,142,063 for the years ended September 30, 1999, 1998 and 1997 respectively.


                                   TRADEMARKS

We have trademarks, including H.D. Vest Financial Services, that protect us against the unauthorized use of our corporate name and programs. These trade names are valuable assets of ours and unauthorized use of these trade names is prosecuted as necessary to protect our interests.


                        DEPENDENCE ON A SINGLE CUSTOMER

No material part of our consolidated commission revenues is originated by a single Representative or client.

                             Government Regulation

H.D. Vest Investment Securities, Inc. - The securities industry in the United States is subject to extensive regulation under federal and state laws. The SEC is the federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, such as HDVIS, has been delegated to self-regulatory organizations like the NASD. The NASD conducts periodic examinations of member broker-dealers. Securities firms are also subject to regulation by state securities commissions in the states in which they are registered. HDVIS is currently registered as a broker-dealer in all 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

The regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, representative supervision, trade practices among broker-dealers, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and by self-regulatory organizations, and changes in the interpretation of enforcement of existing laws and rules often directly affect the method of operation and profitability of broker-dealers. The SEC and the self-regulatory organizations may conduct administrative proceedings that can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees. The principal purpose of regulations and discipline of broker-dealers is the protection of customers and the securities markets rather than protection of creditors and stockholders of broker-dealers (see Item 3 Legal Proceedings).

HDVIS is a member of the Securities Investors Protection Corporation. SIPC provides protection to customers (but not shareholders) if a SIPC member fails financially. Customers (not including investors in the stock of the Company) of HDVIS that have securities and/or cash on deposit with HDVIS, would be protected up to a maximum of $500,000, including up to $100,000 on claims for cash.

HDVIS is subject to the SEC's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to
1. Minimum net capital can never be lower than $250,000 or 6 2/3% of aggregate indebtedness, as defined, whichever is greater. In computing net capital under the Uniform Net Capital Rule, various adjustments are made to net worth to exclude assets which are not readily convertible into cash and to conservatively state other assets, such as a firm's position in the securities that it holds in its own account. To that end, a deduction is made against the market value of such securities to reflect the possibility of a market decline prior to their disposition. For each dollar that net capital is reduced, by means of such deductions or otherwise (for example, through operating losses or capital rules, which are unique to the securities industry), financial restrictions are imposed upon us which are more severe than those imposed on corporations engaged in certain other types of business (see Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources).

HDVIS had net capital, required net capital and excess net capital as of June 30, 2000 and 1999 as follows:

                                  June 30, 2000      June 30, 1999
                                -----------------  -----------------

Net capital                            $4,964,078         $2,637,102

Required net capital                      885,547            484,648
                              --------------------------------------
Excess net capital                     $4,078,531         $2,152,454
                              --------------------------------------

HDVIS had net capital, required net capital and excess net capital for the years ended September 30, 1999, 1998 and 1997 as follows:

                                   1999               1998               1997
                                   ----               ----               ----

Net capital                     $3,229,712         $2,134,772         $1,992,987

Required net capital               747,403            407,842            381,470
                                ----------         ----------         ----------
                                $2,482,309         $1,726,930         $1,611,517
Excess net capital              ----------         ----------         ----------


H.D. Vest Advisory Services, Inc. - The financial planning industry is subject to federal regulation under the Investment Advisor Act of 1940, requiring those providing fee-based investment advice to register with the SEC. Most states also have registration and reporting requirements. HDVAS is registered as an investment advisor with the SEC and all 50 states, the District of Columbia, and the Commonwealth of Puerto Rico.

                                  COMPETITION

There is intense competition in the brokerage and insurance industry from large, diversified, well-capitalized brokerage firms, financial institutions and other organizations. Retail financial service providers and other financial institutions are investing substantial capital in advertising and direct solicitation of customers to increase their market share. In many cases we are competing directly with these organizations for the same market share.


                                   EMPLOYEES

At June 30, 2000, we employed 340 full-time employees who provide support services to our Representatives. To the extent that we recruit additional Representatives, the number of employees would be expected to increase during the fiscal year ending September 30, 2000.

                            Employees by Department
                              As of June 30, 2000

          Marketing and Technical Support                  149
          Administration and Other                          60
          Operations                                       116
          Educational Services                              15
                                                           ---
          Total Employees                                  340
                                                           ===

The majority of our employees are college graduates and are securities licensed.


                                   PROPERTY

Our corporate headquarters occupy approximately 80,000 square feet of office space in a facility located at 6333 North State Highway 161, Fourth Floor, Irving, Texas 75038. Our lease expires in December 2007. We also occupy approximately 32,000 square feet of space used for warehouse, mail fulfillment and printing located at 3225 Premier Street, Suite 150, Irving, Texas 75063.

                                  MANAGEMENT

The following table provides certain information about each of the Company's and its subsidiaries' current members of the Board of Directors, officers and directors of certain divisions of the Company as of June 30, 2000.

          Name             Age           Position with the Company
          ----             ---           ------------------------
Herb D. Vest                55           Chairman of the Board of
                                         Directors and Chief
                                         Executive Officer

Barbara Hancock             54           Board of Directors and
                                         Representative
                                         Relations Director

Kenneth E. Reynolds         71           Board of Directors

Jack B. Strong              70           Board of Directors

Jerry M. Prater             57           Board of Directors

Phillip W. Mayer            58           Board of Directors

Kenneth R. Petree           57           Board of Directors

Roger C. Ochs               38           President

W. Ted Sinclair             36           Vice President and Chief
                                         Financial Officer

Bredt Norwood               36           General Counsel and
                                         Corporate Secretary

                             Directors and Officers

Herb D. Vest, Chairman of the Board of Directors, President and Chief Executive Officer. Prior to assuming his present position with the Company and HDVIS in June 1983, Mr. Vest practiced public accounting and financial planning for ten years as the sole proprietor of Herb D. Vest, CPA. Prior to June 1983, Mr. Vest was also registered with a National Association of Securities Dealers firm. Mr. Vest is a Certified Public Accountant, Certified Management Accountant, Certified Financial Planner, Chartered Financial Analyst, Certified Fund Specialist, Certified Microsoft Professional, Fellow Life Management Institute, Chartered Life Underwriter, Registered Health Underwriter, Chartered Financial Consultant, Accredited Personal Financial Specialist and Certified Employee Benefit Specialist. He holds certificates in Pension and Executive Compensation and Estate Planning & Taxation from The American College. Mr. Vest holds a Bachelor of Science Degree in Political Science and three Masters of Science Degrees, in Taxation, Financial Services and Management and a Masters of Business Administration degree. He holds a Juris Doctorate from an unaccredited law school and is licensed to practice law in California. He holds an LLM from an accredited law school. Mr. Vest holds a Doctorate in International Business Administration. He is a National Association of Securities Dealers General Securities Principal, Registered Options Principal, Municipal Securities Principal, and Financial and Operations Principal. He is a licensed real estate broker in three states and licensed life, health and accident insurance agent in forty nine states. Mr. Vest is also a licensed Property and Casualty Insurance Agent. Following graduation from college in 1966, Mr. Vest served as an infantry officer in the U.S. Army, including two tours of duty in Vietnam. He has served as a lecturer at local colleges and universities including the University of Texas at Arlington and the Seminar for Financial Analysts held at the University of Windsor, Ontario. He is also a member of the American Institute of Certified Public Accountants, the Texas Society of CPAs, American Bar Association, Association for Investment Management and Research, Dallas Association of Investment Analysts, National Association of Business Economists, World Future Society, Association of International Accountants, the State Bar of California and Mensa. Additionally, Mr. Vest has written on international trade, taxation, portfolio management and the financial services profession for such publications as Global Custodian, Business Mexico, Personal Financial Planning, Accounting Today, CFP Today, Real Estate Securities & Capital Markets, and The Dallas Business Journal. Mr. Vest has been voted among the 100 Most Influential People in Accounting by Accounting Today magazine since 1994 and is the winner of an Ernst and Young Entrepreneur of the Year Award in 1999. Mr. Vest co-authored two books on personal financial planning, "Wealth Workout" and "Wealth - How to get it, How to keep it".

Barbara Hancock, Board of Directors, Representative Relations Director. She has been involved in every phase of developing the Company. Her responsibilities include expanding the Company's Representative force and developing Representative services. Ms. Vest was integrally involved in Herb Vest's private CPA practice for ten years in Irving, Texas and was an independent consultant to the Company until October 1996 when she was employed by the Company as Representative Relations Director. She is qualified to speak on many facets of practice development for the tax and financial professional. Image building, goal setting, referral development and employee training are just a few of the topics in Ms. Vest's speaking repertoire. She is also a featured columnist for Accounting Today. Ms. Vest is active in many national and local professional organizations and is a dedicated Company Representative for the community and political affairs. She holds a master's degree from Texas Tech University and is a member of Mensa. She holds a real estate license, a Group I Life Insurance license, and is a NASD General Securities Principal. Ms. Vest is also a member of the Texas Woman's Alliance and Sales and Marketing Executives associations.

Kenneth E. Reynolds, Board of Directors. He started his Norman, Oklahoma-based Certified Public Accounting practice in 1965. He is past Chairman of the Personal Financial Planning Committee of the Oklahoma Society of CPAs and past President of the Norman Chapter of the Oklahoma Society of CPAs. Also, Mr. Reynolds serves on the Arthur Andersen LLP A-plus Tax User Advisory Committee. He became a registered Representative of the Company in 1987 and became a Director of the Company in fiscal year 1993.

Jack B. Strong, Board of Directors. Mr. Strong has been a practicing attorney since 1952. Mr. Strong was elected to the Texas State Senate in 1962, where he served until his retirement in 1971. Since leaving the Senate, he has served on various state committees, boards and commissions, including chairing Lt. Governor Hobby's Blue Ribbon Committee on Ethics Reform, the Regional Medical Program of Texas, and the Texas State Board of Education, and currently serves on the Interstate Oil Compact Commission. Mr. Strong serves as President of Texas-based General Equities, Inc. and Strongworth, Inc. From January 1992 to January 1993, Mr. Strong served as an advisor to the Company's Board. He has been a Director of the Company since fiscal year 1993.

Jerry M. Prater, Board of Directors. He has been a practicing Certified Public Accountant since 1983. He has held positions with agencies of the U.S. Department of Defense, Continental Electronics Mfg. Co., Hill & Wilkinson and Quazon Corporation, prior to founding his own Dallas, Texas-based public accounting practice in 1983. Mr. Prater was elected to the Board of Directors of the Company in 1994.

Phillip W. Mayer, Board of Directors. He has held a variety of command and staff positions as an Infantry Officer in the United States Army prior to his retirement in 1982. Mr. Mayer holds two master's degrees and was designated a Certified Public Manager by the Arizona State University Advanced Public Executive Program in 1990. Since 1985, he has worked in the corrections profession as a Program Manager and Director of Staff Training. He currently serves as a Staff Training Manager for the Santa Clara County Department of Correction, San Jose, California. Mr. Mayer was elected to the Board of Directors of the Company in 1994.

Kenneth R. Petree, Board of Directors. Mr. Petree is a Development Officer for the Central, North, West and East Texas Regions for Bank United, Texas. He currently serves on the Board of Directors and chairs the Loan and Discount Committee for the Fort Worth Economic Development Corporation, a non-profit entity. Mr. Petree has extensive experience in the banking industry and has held executive positions with Overton Bank and Trust, N.A., and Irving National Bank. Mr. Petree was appointed to the Board of Directors to complete the term of Ms. Niedermeier.

Roger C. Ochs, President. Mr. Ochs was employed by the Company in 1987 and was promoted to President in July of 1999. He had served as Marketing Director since 1995. He was responsible for directing the Company's Recruiting and Development, Field Support, Educational Services, Marketing, Advisory Services and Financial Planning Support departments. Mr. Ochs previously served as Manager of the Technical Services Division, which included Advisory Services, Retirement Services, Estate Planning Services and the Banking Division. He graduated from Angelo State University with a bachelor of business administration, a master of business administration from Trinity University and a juris doctor degree from Southern Methodist University School of Law. He is licensed to practice law in the state of Texas. He is a General Securities Representative, General Securities Principal, Registered Options Principal, Municipal Securities Principal, General Life Insurance Agent, Certified Financial Planner and a Chartered Life Underwriter.



W. Ted Sinclair, Vice President/Chief Financial Officer. Mr. Sinclair was employed by the Company in fiscal 1987 and was promoted to Vice President in fiscal 1993. He is responsible for the financial management of the Company and financial, tax and management reporting and budgeting. Mr. Sinclair previously served as Controller and was responsible for coordinating and controlling all financial reporting and tax activities. He graduated from the University of North Texas with a Bachelor of Science degree in Accounting. He is a Certified Public Accountant, Certified Management Accountant, Certified Financial Planner, Certified Cash Manager and a Certified Fund Specialist. He is a General Securities Principal, Registered Options Principal, Municipal Securities Principal and Financial and Operations Principal.

Bredt Norwood, General Counsel and Corporate Secretary. Mr. Norwood was employed by the Company in fiscal 1994. Mr. Norwood advises the firm on corporate legal matters and litigation, manages the company's in-house and outside counsel, and oversees the company's involvement in government and regulatory affairs. He holds an undergraduate degree in government from the University of Texas at Austin and a juris doctor degree from Southern Methodist University School of Law.


                    Remuneration of Directors and Management

The following table sets forth all remuneration earned in salary and bonus in the current year to the Chief Executive Officer, the highest paid members of the Board of Directors, Officers and key Senior Managers each receiving in excess of $100,000.

                                  Summary Compensation Table

--------------------------------------------------------------------------------------------------------------
     Name & Principal        Fiscal                         Restricted        Stock            All Other
         Position             Year    Salary     Bonus     Stock Awards    Options(1)         Compensation
--------------------------------------------------------------------------------------------------------------
Herb D. Vest                   1999  $900,000  $2,315,412        -             -                  $53,700
Chairman of the                1998   900,000   2,340,148        -             -                   53,700
Board of Directors and         1997   862,500   1,869,497        -             -                   45,774
Chief Executive Officer(2)

Barbara Hancock                1999   325,000      20,000        -             -                   29,500
Director and Director          1998   325,000      27,283        -             -                   29,500
Of Representative              1997   284,167           -        -             -                   43,793
Relations

Roger C. Ochs                  1999   209,615     289,641        -             -                        -
President                      1998   150,000     194,898        -             -                        -
                               1997   150,000     155,791        -             -                        -

Shannon A. Soefje              1999   140,000      90,111        -             -                        -
Senior Vice President and      1998   140,000      90,952        -             -                        -
Corporate Secretary (3)        1997   135,500      65,851        -             -                        -

W. Ted Sinclair                1999   160,000     102,984
Vice President and Chief       1998   145,000      90,952        -             -                        -
Financial Officer              1997   140,000      75,753        -             -                        -

1) All officers are covered under a stock option plan (see Management - Stock Options and Certain Transactions - Stock Options). No goals have been set to issue common stock options for fiscal years ending September 30, 1999, 1998 or 1997. No awards were earned in 1999, 1998 or 1997.
2) See Management Agreements for a description of the terms of Mr. Vest's current management agreement.

3)   Effective February 2, 2000, the Company accepted the resignation of Shannon
     A. Soefje as Senior Vice President and Corporate Secretary.

                             CERTAIN TRANSACTIONS

                     Issuance of Series A Preferred Stock

The Company issued 166,667 shares of non-voting Series A Convertible Preferred Stock at a price of $6.00 in exchange for $1,000,002 in principal amount on a note held by a Financial Services company. The price of the non-voting Series A Convertible Preferred Stock was determined through consultation with RAF Financial Corporation. This transaction was completed pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 and was effective September 30, 1991 (see Certain Transactions - Loan Agreements). In August of 1997, Herb D. Vest, principal common shareholder, acquired these shares in a private transaction.

The Company issued for cash 83,400 shares of non-voting Series A Preferred Stock at a price of $6.00 per share, in exchange for $500,400, to a second Financial Services company. This sale was effected pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 and was effective September 24, 1991. In January 1999, Herb D. Vest, principal common shareholder acquired these shares in a private transaction.

                         Transactions with Management

The terms of the transactions described below are as fair to the Company as could have been made with unaffiliated parties where available and were approved by the Company's independent and disinterested directors.

Future transactions between the Company and its affiliates will be approved by the independent and disinterested directors and will be on terms no less favorable than could be obtained from unaffiliated parties, where available.

Management Agreements

The Company has an agreement with Herb D. Vest (principal common shareholder) for management services to the Company. The agreement with Herb D. Vest provides for a management fee per year including an annual bonus based on the Company's performance related to revenue and net income goals, additions of Company affiliates and Fee Based Assets under Management, as established by the Board of Directors. Effective January 1, 1997, the Company increased the annual management fee due to Mr. Vest to $900,000 from $750,000. The 24% increase in the Company's revenues combined with positive earnings after consideration of the bonus, as well as the other factors used to determine the bonus resulted in the payment of a $2,315,412 bonus under the executive officer's compensation plan in fiscal 1999. The Company paid a bonus of $2,340,148 and $1,869,497 in fiscal 1998 and 1997, respectively. Management fees, including bonus, under these agreements were

$3,215,412, $3,240,148 and $2,731,997 for the years ended September 30, 1999,
1998 and 1997, respectively.

In January 2000, Herb D. Vest and the Company agreed to remove the bonus provision from Mr. Vest's management agreement for the fiscal year ending September 30, 2000. The agreement also provides that Mr. Vest is permitted to request and receive advances on future management fees based on estimated future operations. At June 30, 2000, Mr. Vest had received $900,000 under this agreement, consisting of $675,000 in management fees related to the nine months ended June 30, 2000 and advances totaling $225,000 (recorded in Prepaid and other assets).

H.D. Vest Insurance Agency

H.D. Vest Insurance Agency (f/k/a H.D. Vest Insurance Services) (HDVIns) is owned by Herb D. Vest. HDVIns general insurance agency appoints Representatives with various insurance companies to enable them to sell insurance products to their clients. The Company, in accordance with the terms of a facilities and services agreement, provides certain management and other services to HDVIns and is paid a fee for these services. The value of these services for fiscal year ended 1999 has been determined based on the prorata portion of certain relevant expenses as a percentage of HDVIns revenues to total consolidated revenues. To the extent the Company renders services to HDVIns for which it is not compensated at fair market value, such action could constitute a conflict of interest since Mr. Vest is both the principal common shareholder and Chairman of the Board of Directors of the Company. The services provided to HDVIns by the Company are summarized as follows: management, accounting, referral data base, client tracking services, solicitation, tracking of renewal policies of insurance, collection of premiums and commissions, processing of insurance transactions, payment of salaries and other expenses, cost of recruiting, training and reporting to agents and other services as deemed appropriate by the Company. The Company receives all variable commissions through HDVIS. For the three months ended June 30, 2000 we had variable commission revenue of $6,942,320, a 69% increase from the three months ended June 30, 1999. For the nine months ended June 30, 2000 we had variable commission revenue of $19,913,859, a 58% increase from the nine months ended June 30, 1999. Variable commission revenue was $17,850,301, $13,785,487, and $10,098,858 for the years ended September 30, 1999, 1998 and 1997, respectively. In accordance with this agreement the Company has charged HDVIns $29,000 and $329,528 for the three and nine months ended June 30, 2000, respectively, and $25,573 and $304,315 for the three and nine months ended June 30, 1999, respectively, for facilities and management services rendered. For the years ended September 30, 1999, 1998, and 1997 the Company charged HDVIns $404,315, $493,604 and $416,298, respectively, for these services. As of June 30, 2000, the Company had a receivable of $459,553 from HDVIns for these services.

Lines of Credit

The Company has an agreement to provide Herb D. Vest a revolving line of credit in an amount not to exceed $2,000,000, collateralized by Mr. Vest's unrestricted Company common stock in an amount equal to the unadjusted current balance of the line of credit based on the stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. Under the agreement interest accrues on unpaid principal balances at a rate of 11%. In June 1998, Mr. Vest repaid in full the outstanding principal balance, together with the accrued interest, of his revolving line of credit from the Company. At June 30, 2000, Mr. Vest had no outstanding principal or accrued interest on this line. At September 1, 2000, Mr. Vest had $550,000 in outstanding principal and $3,834 in outstanding interest on this line.

The Company has an agreement to provide Barbara Hancock a revolving line of credit in an amount not to exceed $700,000, collateralized by Mrs. Hancock's unrestricted Company common stock in an amount equal to the unadjusted current balance of the line of credit based on the stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. Under the agreement, interest accrues on unpaid principal balances at a rate of 11%. In December 1998, Mrs. Hancock repaid in full the outstanding principal balance, together with the accrued interest, of her revolving line of credit from the Company. At June 30, 2000, Mrs. Hancock had no outstanding principal or accrued interest outstanding on this line.

Education Costs

The Company maintains a formal policy for reimbursement of continuing education expenses incurred by officers and employees. Employees are generally reimbursed for expenses incurred in the pursuit of professional designations, Microsoft designations, undergraduate degrees, graduate degrees or specialized training. The Company promotes personal and professional growth of its employees in order to provide a qualified staff to its Representatives.

401(k) Retirement Plan

In March 1993, the Company formed a Salary Savings Plan 401(k)-retirement plan for eligible employees. Employees are eligible for participation on the enrollment date following completion of six months of service with the Company or, if later, the enrollment date after attaining age
21. Employees may contribute up to 15 percent of their income, up to the annual maximum allowed by law. On January 1, 1999 the Company began to match contributions made by employees based upon full years of service; 20 percent match for less than 3 years of service, 40 percent match for 3 to 4 years service, and 60 percent for 5 or more years of service. Previously, the Company matched all employees at a 20 percent rate. The Company modified the plan to reward tenure among employees. Company contributions to the 401(k) retirement plan for the three months ended June 30, 2000 and 1999 were $112,171 and $92,541, respectively. Company contributions to the 401(k) retirement plan for the nine months ended June 30, 2000 and 1999 were $313,803 and $202,717, respectively. Company contributions to the 401(k) retirement plan for the fiscal years ended September 30, 1999, 1998 and 1997 were $278,068, $106,042 and
$87,776, respectively.

Executive Officer Compensation Plan

During April 1994, the Board of Directors of the Company adopted an Executive Officer's Compensation Plan. The purpose of the Executive Officers Compensation Plan is to provide additional compensation to a select group of management employees of the Company in order to motivate and retain them, as well as to provide them an incentive to guide the Company in attaining higher revenue goals. The Company will provide this additional compensation under the Executive Officer's Compensation Plan in the form of salary, restricted stock, incentive cash and restricted stock bonuses, as well as severance and change-in-control benefits.

As an unfunded plan of deferred compensation, it is administered by the Chief Executive Officer of the Company, who is presently Herb D. Vest. Eligibility to participate in the Executive Officer's Compensation Plan is determined in the sole and absolute discretion of the Company, which establishes eligibility provisions of the executive officer compensation plan that it may change at any time in its sole and absolute discretion.

Currently, to be eligible to participate in the Executive Officer's Compensation Plan, an individual must be an executive employee of the Company, have completed at least two full years of Company service, and be part of a select group of management employees designated by the Company's Board of Directors. The individual employee must also sign an Officer's Deferred Compensation Agreement and an Officer Agreement as a condition precedent to becoming a participant in the Executive Officer's Compensation Plan.

Under the Restricted Stock portion of the Executive Officer's Compensation Plan, a number of shares of restricted stock are determined by the Chief Executive Officer of the Company as allocable to a particular participant. This restricted stock is credited to the participant's account and will be vested and distributable upon the first to occur of the following events: (1) Long-term disability, death of the participant or attaining the preselected Deferral Date; or (2) The date of a "change-in-control" of the Company (as that term is defined in the executive officer's deferred compensation plan). No stock was earned under the Executive Officer's Compensation Plan for the fiscal year ended September 30, 1999. The Board of Directors annually sets goals, which, if attained, will generate a cash bonus for the participant payable unless certain losses are also included.

In addition, bonus stock will be credited to participants' accounts in the form of restricted stock on the basis of the Company's attaining three-year cumulative revenue goals. Each year these goals are set by the Board of Directors for the upcoming three years and are based in part on the previous year's goals that consist of a threshold, a target and a maximum cumulative revenue goal. Upon attaining one of these goals, bonus stock credited in the form of restricted stock to the participant's plan vests and will become distributable only upon retirement, long term disability or death of the participant, or the date of a "change-in-control" of the Company (as that term is defined in the Executive Officer's Compensation Plan). No goals have been set to issue common stock options for fiscal years ending September 30, 1999, 1998 or 1997. No awards were earned in 1999, 1998 or 1997.

Stock Options

The Board of Directors of the Company adopted a Stock Option Plan as of October 1, 1987, in order to attract, retain, motivate and encourage stock ownership by employees, officers and directors of the Company and its subsidiaries. The Stock Option Plan is administered by a stock option committee (Committee), appointed by the Chief Executive Officer, consisting of one to three members. The members of the Committee shall be eligible to receive options under the Stock Option Plan.

The Committee currently consists of one member, Herb D. Vest. Options granted under the Stock Option Plan are not intended to qualify as Incentive Stock Options under Section 422(a) of the Internal Revenue Code of 1986, as amended from time to time. The Company has reserved up to 800,000 shares of its common stock for options under the Stock Option Plan. The options must be paid in cash, unless otherwise permitted by the Committee. The exercise price of any options granted in the future will not be less than 100% of the fair market value of the common stock on the date of grant.

The Committee, at the direction of the Chief Executive Officer, may amend, modify or terminate the Stock Option Plan, provided however, no action of the Committee, without approval of the Chief Executive Officer and the shareholders of the Company may:

(a) Increase the total number of shares of Common Stock subject to the Plan.

(b) Withdraw the administration of the Plan from the Committee; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect an option theretofore granted under the Plan without the consent of the optionee or permitted transferee of or successor to the option.

Anti-dilution provisions in the Stock Option Plan provide for adjustment of the Option exercise price and the number of shares of common stock issuable upon exercise to prevent dilution of their value upon the occurrence of certain events.

As of June 30, 2000, options covering 679,948 shares issued from the Stock Option Plan are outstanding. In March 1997, Herb D. Vest, principal common shareholder, purchased 150,000 of such options from two former employees of the company in a private transaction.

In addition to the Stock Option Plan, the Board of Directors has from time to time approved the issuance of options to employees, independent directors, and advisors to the company. In November 1992, the Board of Directors resolved that independent directors elected to the Board be granted options for the purchase of 2,000 shares of the company's common stock each quarter (a total of 8,000 shares for the year elected). The Board resolved to discontinue issuing such options in June 1998. Options covering 64,000 shares of stock were issued to independent directors. During fiscal year 1998, Herb D. Vest purchased these options from the independent directors in private transactions. Options covering 160,000 shares of stock were issued to certain employees of the Company in November 1999. These 224,000 options remain outstanding as of June 30, 2000.

As a result of the foregoing, options covering 903,948 shares of common stock, with exercise prices ranging from $2.38 to $20.00 per share, have been issued to officer, directors and employees of the company, and remain outstanding. The following table provides information with respect to options issued to officers and directors that remain outstanding as of June 30, 2000:

                 Aggregated Option Exercises at June 30, 2000
                               and Option Values

                                  Shares                        Number of Unexercised          Value of Unexercised, In-
                                 Acquired                          Options Held at               The-Money Options at
                                  Through                           June 30, 2000                   June 30, 2000
                                                                    -------------                   -------------
        Name                      Options       Value       Exercisable     Unexercisable    Exercisable      Unexercisable
                                 Exercised     Realized                                          (1)               (2)
---------------------------------------------------------------------------------------------------------------------------
Herb D. Vest                         -            -           579,148            -            $599,600                 -
Roger Ochs                           -            -            80,000            -                   -           $55,040
Wesley T. Sinclair                   -            -             1,456            -                   -                 -
Bredt Norwood                        -            -            20,000            -                   -           $13,760

(1) Represents the difference between the closing price of the Company's common stock on June 30, 2000 and the exercise price of the options.

(2) The current fair market value of the stock at June 30, 2000 was below the option exercise price.

Compensation of Directors

The Company's Board of Directors holds formal and informal meetings throughout the year with management and shareholders to discuss Company affairs.

The Company's Board of Directors has an Audit Committee. The function of the Audit Committee is (i)to oversee the Company's system of internal control and the financial reporting process; (ii)to review the internal audit function;
(iii)to approve the selection of the Company's independent accountants; and
(iv)to review audit reports. The members of the Audit Committee during fiscal 1999 were Jerry Prater, Jack Strong and Phillip Mayer.

The Company's Board of Directors has a Compensation Committee. The Function of the Compensation Committee is to review, discuss and advise management and officers of the Company regarding compensation and other employment benefits afforded officers and employees of the Company. As of September 30, 1999, the Compensation Committee are the members of the Board of Directors: Herb D. Vest, Barbara Hancock, Kenneth R. Petree, Jack Strong, Kenneth Reynolds, Jerry Prater and Phillip Mayer.

Directors are reimbursed for travel and other expenses related to attendance at Board and committee meetings. Total compensation to the Directors for the year ended September 30, 1999 is as follows:

                                                                     Compensation
                                                                     ------------

                                                                      Year Ended
                                                                      ----------
                                                                     September 30,
                                                                     -------------
Name                     Title                                           1999
----                     -----                                           ----
Herb D. Vest             Chairman of the Board of Directors             $53,700
Barbara Hancock          Director                                        29,500
Jack Strong              Director and Member-Audit Committee             33,500
Kenneth Reynolds         Director                                        29,500
Jerry Prater             Director and Chairman of the
                         Audit Committee                                 35,500
Phillip Mayer            Director and Member-Audit Committee             33,500
Kenneth Petree           Director                                        29,500

Mr. Strong and Strongworth, Inc., an entity with which Mr. Strong is affiliated, received approximately $30,000 in professional fees for services performed for the Company.

Effective November 1999, Jack Strong submitted and the Company accepted Mr. Strong's resignation as a consultant to the Company pursuant to which the Company's contract with Mr. Strong was terminated. Subsequent to November 1999, Mr. Strong will be an independent member of the Company's Board of Directors.

On November 9, 1999, the Board created a Project Oversight Committee which will be responsible for assisting the Board to oversee special projects of the Company. Jack Strong was appointed a member and chairman of the committee. The Board of Directors approved payment of $6,000 annually to the chairman of the Project Oversight Committee.

Indemnification of Officers and Directors

The Company's By-Laws contain certain indemnification provisions for its officers and directors whereby each is to be indemnified to the fullest extent permitted by Texas law for expenses and liabilities arising out of litigation by reason of the fact that such person was an officer or director of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

The following information is furnished as of June 30, 2000, to indicate beneficial ownership of more than 5% of the Company's Common Stock, as well as beneficial ownership by each director and certain executives, individually and directors of the Company, as a group, of shares of the Company's Common stock.

                                 # OF SHARES
    OWNER                       BENEFICIALLY OWNED           % OF SHARES
---------------------           ------------------           -----------
Herb D. Vest                       4,390,181 (1)                 81%

Roger C. Ochs                         82,961 (2)                  *

Barbara Hancock                          300                      *

Kenneth E. Reynolds                      550                      *

Jack B. Strong                           100                      *

Kenneth R. Petree                      1,265

W. Ted Sinclair                        1,481                      *

R. Bredt Norwood                      20,746 (3)                  *

Officers and Directors
  as a Group                       4,497,584                     83%

*   Less than one percent.

(1) Includes 3,560,966 of Outstanding Common Stock, 314,000 Common Stock Options with an exercise price ranging from $2.38 to $7.63, 45,148 Common Stock Options with an exercise price of $8.50, 220,000 Common Stock Options with an exercise price of $20, and 250,067 Exercisable Convertible Series A Preferred Stock with a conversion rate of one preferred share for one share of common stock. Ownership percentage excluding Common Stock Options and the Convertible Series A Preferred Stock is 66%.

(2)  Includes 80,000 Common Stock Options with an exercise price of $6.00

(3)  Includes 20,000 Common Stock Options with an exercise price of $6.00

                            PRINCIPAL SHAREHOLDERS

                                               Number of                       Shares Owned      Percent
                                             Shares Owned      Percent of    Upon Completion       Of
Owner                                       Before Offering      Shares      Of Offering (1)     Shares
-----                                       ---------------      ------      ----------------    ------
Herb D. Vest (2) (3) (4)                        3,560,966          66%           3,560,966         66%
6333 North State Highway 161
Fourth Floor
Irving, Texas  75038

Matthew Vest                                       97,335           2%              97,335          2%

Daniel Vest                                        97,334           2%              97,334          2%

Other Shareholders (2)                          1,667,706          30%           1,667,706         30%

(1)  Assumes that no stock options are exercised.
(2)  Assumes that the holders of the 250,067 shares of Preferred Stock, by Herb
     D. Vest, do not exercise their conversion privileges.
(3) Not included in this number are options to purchase 314,000 shares of the Common Stock of the Company, which are presently exercisable at an exercise price ranging from $2.38 to $5.06.

(4) Not included in this number are options to purchase 45,148 shares of the Common Stock of the Company which are presently exercisable at an exercise price of $8.50 and 220,000 shares of the Common Stock of the Company which are currently exercisable at an exercise price of $20.


                        SHARES ELIGIBLE FOR FUTURE SALE

Of the 5,423,341 shares of common stock outstanding as of June 30, 2000, 4,045,154 shares of common stock are "restricted securities," as that term is defined in Rule 144 under the Securities Act of 1933, as amended. Under this rule, a person (or persons whose shares are aggregated) not affiliated with the issuer who has satisfied a one-year holding period may, under certain circumstances, sell within a three-month period a number of shares which does not exceed the greater of 1% of the shares outstanding or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a one-year holding period. After a one year holding period, if a person is not an affiliate and has not been an affiliate for the last three months, then the person can sell his shares without any restrictions applicable to Rule 144. Herb D. Vest, the Chairman of the Board and Chief Executive Officer of the Company, owns 3,397,259 shares, which are subject to Rule 144. Future sales under Rule 144 may have a depressive effect on the price of the Company's common stock.

                           DESCRIPTION OF SECURITIES

                  Representatives Deferred Compensation Plan

In March 1995, the Board of Directors established the H.D. Vest Representatives Deferred Compensation Plan ("the Plan" - capitalized terms used in this section have specific meanings as defined in the Plan). The Plan is an optional, non-qualified, unfunded, deferred compensation plan which is available exclusively to the Company's Representatives who are independent contractors and neither employees nor officers of the Company. The Plan provides Representatives an opportunity to defer receipt of Compensation on a pre-tax basis for selected periods, thus postponing recognition of income otherwise currently taxable, and subsequently receiving the deferred compensation plus a Matching Contribution. At the end of each Deferral Period, the Deferral Amount and the related Matching Contribution will be paid to the Participant.

Deferral Options

Participants may defer up to one hundred percent (100%) of their Net Compensation and may elect to defer Net Compensation for one of four Deferral Periods (36, 60, 84 or 120 months). Amounts deferred by Participants and the Company's Matching Contribution will ultimately be paid to the Participant pursuant to the Plan in the form of cash.

Participation

All representatives shall have the opportunity to enroll in the Plan during the Enrollment Period or Annual Election Period pursuant to procedures established by the Administrative Committee. Participants shall, at that time, choose the Deferral Amount of their future Net Compensation earned after the Enrollment Period or Annual Election Period and elect a Deferral Period from the four Deferral Period Options. All such Deferral Amounts shall be allocated to each Participant's Account as a Cash Equivalent. An election of the Deferral Amount and Deferral Period during the Enrollment Period shall begin on the first Compensation Date that occurs following (30) days subsequent to the Participant's Enrollment during the Enrollment Period. An election of the Deferral Amount and Deferral Period during the Annual Election Period shall begin on the first Compensation Date that occurs with respect to Net Compensation earned after the end of the Annual Election Period.


The Enrollment Period is the period of time commencing on the Effective Date and concluding on the earliest of (i) the expiration of 16 months, (ii) the conclusion of the securities offering comprising the Plan, and (iii) the Effective Date of any amendment to the securities offering comprising the Plan, or such other date determined by the Administrative Committee or Board.

An election to increase the Deferral Amount may be made during the Enrollment Period and must be in writing pursuant to procedures established by the Administrative Committee. Any election to increase prospectively the Deferral Amount shall begin on the first Compensation Date that occurs following thirty
(30) days subsequent to the Company's receipt of the written request to increase the Deferral Amount in accordance with procedures established by the Administrative Committee. Unless the Participant prospectively increases the Deferral Amount, such an election shall remain in effect until the next Annual Election Period, the Participant ceases to be a Representative or the Plan is terminated. Any such increase in the Deferral Amount elected shall be deferred for the same Deferral Period which applies to the other Deferral Amount selected during the Enrollment Period or most recent Annual Election Period during which the Participant elected a Deferral Amount.

Changes In Elections

A Participant may elect to decrease future Deferral Amounts during the Annual Election Period only. Any such decrease in the Deferral Amount shall become effective on the first Compensation Date with respect to Net Compensation earned subsequent to the end of the Annual Election Period.

The Annual Election Period is a period from November 1 to December 31.

A Compensation Date is the fifth business day following the first and fifteenth of each month (or such other dates the Company establishes) on which Net Compensation is paid to Representatives.

Deferral Accounts

In accordance with the Participant's Plan elections, the Administrative Committee of the Plan will credit each Participant's Account with the amount of Cash Equivalents. A Cash Equivalent is a hypothetical cash amount.

Matching Contributions

Depending on the Deferral Period and Deferral Amount selected by the Participant, the Company shall allocate a Matching Contribution to such Participant's Account. A Matching Contribution is an amount which the Company credits as a Cash Equivalent to a Participant's Account. Prior to any calendar year, the Company may establish a Matching Contribution for aggregate total Deferral Amounts elected by all Participants for such year.

Pursuant to the Plan, anyone who is no longer a Representative shall no longer receive any Company Matching Contributions. Anyone who ceases being a Representative of the Company before the expiration of the Deferral Period for any reason other than death, Disability, or attaining the age of 65, shall forfeit all of the Company's Matching Contributions for which any Deferral Period has not expired. Forfeited Company Matching Contributions shall revert to the Company. The Company shall distribute the rest of the terminated Participant's Account, excluding all amounts attributable to the Company's Matching Contributions, during the Distribution Period. A disabled Participant or Participant attaining the age of 65 who ceases being a Representative of the Company shall not forfeit the Company's Matching Contribution unless the Participant becomes a registered representative of a broker/dealer other than H.D. Vest Investment Securities, Inc. or its successor or assign prior to the end of the Participant's Deferral Period.

Distributions

The distribution of each Deferral Amount and Matching Contribution will be made on the 36th, 60th, 84th or 120th month anniversary of the deferral as determined by the election in effect at the time of the deferral. The duration of such Distribution Period shall be the same number of consecutive calendar months as the Deferral Period which it immediately follows.

Rights

All Accounts are unfunded and paid from the Company's general assets. As general unsecured obligations, these accounts will be senior in rank to the Common Stock listed on NASDAQ-NMS. Participants maintain a position as general creditors of the Company with respect to their Accounts and will have no right to receive either the Deferral Amount or the Company's Matching Contribution until they are paid the applicable Distribution.

The Company has obtained an opinion from Arthur Andersen LLP concluding that amounts deferred under the Plan will receive deferred tax treatment and that such amounts plus Matching Contributions will be taxable as received during the Distribution Period. In the event of a successful challenge by the IRS, the Company may choose to amend the Plan or terminate the Plan and refund all Deferral Amounts without Matching Contributions.

                             PLAN OF DISTRIBUTION

The securities offered hereby are being distributed exclusively by H.D. Vest Investment Securities, Inc., a wholly-owned subsidiary of the Company. No selling discount, commissions, or other sales charges will be received by HDVIS in connection with the sale of the securities being offered hereunder. A bona fide market exists for the Company's Common Stock as of the effective date of this prospectus and accordingly, pursuant to Schedule E of the Bylaws of the NASD, (Schedule E) no independent underwriter is being utilized by the Company in connection with this offering.

                         TRANSFER AGENT AND REGISTRAR

The Transfer Agent and registrar for the Common Stock is Harris Trust and Savings Bank, whose physical address is 1601 Elm Street, CB39 Thanksgiving Tower, Suite 2320, Dallas, Texas.


                               LEGAL PROCEEDINGS

On April 27, 2000, the Company was notified of a claim brought by clients of a former Registered Representative against H.D. Vest Investment Securities, Inc., alleging actual damages of approximately $450,000 arising from alleged conduct of the Representative. The Company is reviewing the claim and is unable at this time to determine what, if any, potential liability the Company may have in regard to this matter.

We are subject to other legal proceedings and claims that have arisen in the ordinary course of business and have not been finally adjudicated. We believe, based on the advice of legal counsel responsible for such matters, that these actions, when finally concluded and determined, will not have a material adverse effect upon the financial position of the company.


                                 LEGAL MATTERS

The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Malouf Lynch Jackson & Swinson, A Professional Corporation, Dallas, Texas.


                                    EXPERTS

The opinion regarding the deferred tax treatment of amounts deferred under the Plan referred to in this prospectus and elsewhere in the Registration Statement has been rendered by Arthur Andersen LLP, independent public accountants, and has been referred to herein in reliance upon the authority of such firm as experts in giving said opinion.

The financial statements included in this prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants and are included herein in reliance upon the authority of said firm as experts in giving said report.

                  Financial Statements and Supplementary Data
                  -------------------------------------------

                                     Index

                                                            Page
                                                            ----
For the years ended September 30, 1999, 1998, and 1997

Report of Independent Public Accountants                    F-1

Consolidated Statements of Financial                     F-2 & F-3
     Position - September 30, 1999 and 1998

Consolidated Statements of Operations -                     F-4
     Three years ended September 30, 1999,
     1998, and 1997

Consolidated Statements of Shareholders'                    F-5
     Investment - Three years ended September 30,
     1999 1998, and 1997

Consolidated Statement of Cash Flows -                      F-6
     Three years ended September 30,
     1999, 1998, and 1997

Notes to Consolidated Financial Statements                  F-7


For the three and nine months ended June 30, 2000 and 1999 (unaudited)

Consolidated Statements of Financial                    F-21 & F-22
     Position - June 30, 2000 (Unaudited)
     and September 30, 1999

Consolidated Statements of Operations -                     F-23
     Three months ended June 30, 2000
     and June 30, 1999 (Unaudited)

Consolidated Statements of Operations -                     F-24
     Nine months ended June 30, 2000
     and June 30, 1999 (Unaudited)

Consolidated Statement of Cash Flows -                      F-25
     Nine months ended September 30,
     2000 and 1999 (Unaudited)

Notes to Consolidated Financial Statements (Unaudited)      F-26

                   Report of Independent Public Accountants


To the Shareholders and Directors of H.D. Vest, Inc.:

     We have audited the accompanying consolidated statements of financial position of H.D. Vest, Inc. (a Texas Corporation) as of September 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' investment and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of H.D. Vest, Inc. as of September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1999 in conformity with generally accepted accounting principles.


                                                  /s/ Arthur Andersen LLP

Dallas, Texas,
November 9, 1999

                                H.D. VEST, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                    ASSETS

                                                                                           September 30,
                                                                                    --------------------------
                                                                                        1999          1998
                                                                                    ----------    ------------
Current assets:
  Cash and cash equivalents                                                           $11,918,613   $ 9,204,362
  Commissions and accounts receivable                                                  10,857,090     9,201,486
  Current portion - notes receivable related parties                                            -        97,159
  Receivable from affiliate                                                               275,390       138,496
  Prepaid expenses                                                                      1,025,506       739,061
                                                                                      -----------   -----------

                                                                                       24,076,599    19,380,564
     Total current assets                                                             -----------   -----------

Property and equipment, net of accumulated depreciation
 of $3,997,687 and $2,194,457 at September 30, 1999 and 1998, respectively              6,713,270     6,313,281
Notes receivable - related parties, net of current portion                                      -       349,409
Intangible and other assets, net of accumulated amortization                            3,680,780     3,067,772
                                                                                      -----------   -----------

     Total assets                                                                     $34,470,649   $29,111,026
                                                                                      ===========   ===========

       The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                   LIABILITIES AND SHAREHOLDERS' INVESTMENT

                                                                                September 30,
                                                                          --------------------------
                                                                              1999          1998
                                                                          ------------  ------------
Current liabilities:
  Accounts payable and accrued expenses                                    $ 5,406,058   $ 8,679,663
  Amounts due on clearing transactions                                       2,952,533       469,462
  Unearned revenue                                                           2,063,112     1,279,410
  Commissions payable                                                        7,075,254     4,839,345
                                                                           -----------   -----------


      Total current liabilities                                             17,496,957    15,267,880
                                                                           -----------   -----------

Obligations under capital leases, excluding current installments             1,940,638     2,506,506

Other noncurrent liabilities                                                 5,551,758     2,946,702


Shareholders' investment:
Preferred stock, $6 par value; 10,000,000 shares authorized,
  250,067 shares issued and outstanding in both 1999 and 1998                1,500,402     1,500,402
Common stock, $.05 par value; 100,000,000 shares authorized,
  5,423,341 outstanding at September 30, 1999 and 1998                         271,167       271,167
Additional paid-in capital                                                   5,154,934     5,154,934
Retained earnings                                                            2,554,793     1,463,435
                                                                           -----------   -----------

      Total shareholders' investment                                         9,481,296     8,389,938
                                                                           -----------   -----------

      Total liabilities and shareholders' investment                       $34,470,649   $29,111,026
                                                                           ===========   ===========

       The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Years Ended September 30,
                                                           ----------------------------------------
                                                               1999          1998          1997
                                                           ------------  ------------  ------------

Revenues:
   Commissions                                             $115,396,557  $ 95,370,504   $68,736,399
   Portfolio management fees                                 21,900,550    17,049,614    11,070,632
   Marketing and education fees                              10,923,662     7,964,579     7,041,025
   Facility and service fee from affiliate                      404,315       493,604       538,700
   Other                                                      1,597,687     1,035,374     1,082,540
                                                           ------------  ------------   -----------

    Total revenues                                          150,222,771   121,913,675    88,469,296
                                                           ------------  ------------   -----------

Expenses:
   Commissions                                               84,822,640    68,152,972    48,384,293
   Portfolio management fees                                 15,364,107    11,263,669     7,375,367
   General and administrative                                22,183,630    21,182,001    14,784,092
   Operations                                                10,719,749     7,179,790     5,340,317
   Representative development                                 8,736,114     7,521,719     6,466,956
   Representative recruiting                                  3,083,830     2,231,364     1,677,594
   Amortization and depreciation                              2,449,179     1,431,617       933,015
   Interest                                                     359,899       294,981       222,271
                                                           ------------  ------------   -----------

    Total expenses                                          147,719,148   119,258,113    85,183,905
                                                           ------------  ------------   -----------

Net income before state and federal income tax                2,503,623     2,655,562     3,285,391

Provision for state and federal income tax                    1,316,612     1,228,250     1,143,328
                                                           ------------  ------------   -----------

Net income                                                 $  1,187,011  $  1,427,312   $ 2,142,063
                                                           ============  ============   ===========

Net income per common share-basic                          $       0.20  $       0.24   $      0.37
                                                           ============  ============   ===========

Net income per common share-dilutive                       $       0.20  $       0.24   $      0.37
                                                           ============  ============   ===========

Weighted average number of common shares outstanding          5,423,341     5,423,341     5,423,341
                                                           ============  ============   ===========

       The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998, AND 1997

                             Shares of Stock
                              Outstanding                               Additional    Retained
                      ------------------------- Preferred      Common    Paid-in      Earnings
                        Preferred       Common    Stock         Stock    Capital      (Deficit)      Total
                      ------------    --------- ----------    --------  -----------  ----------    ----------
Balance at
 September 30, 1996        250,067    5,423,341 $1,500,402    $271,167  $5,080,834  $(1,850,870)  $ 5,001,533

Capital Contribution         -            -          -           -          32,500        -            32,500

Preferred Dividends          -            -          -           -           -         (127,535)     (127,535)

Net Income                   -            -          -           -           -        2,142,063     2,142,063
                      ------------    --------- ----------    --------  ----------  -----------   -----------
Balance at
 September 30, 1997        250,067    5,423,341  1,500,402     271,167   5,113,334      163,658     7,048,561

Capital Contribution         -            -          -           -          41,600        -            41,600

Preferred Dividends          -            -          -           -           -         (127,535)     (127,535)

Net Income                   -            -          -           -           -        1,427,312     1,427,312
                      ------------    --------- ----------    --------  ----------  -----------   -----------
Balance at
 September 30, 1998        250,067    5,423,341  1,500,402     271,167   5,154,934    1,463,435     8,389,938

Preferred Dividends          -            -          -           -           -          (95,653)      (95,653)

Net Income                   -            -          -           -           -        1,187,011     1,187,011
                      ------------    --------- ----------  ----------  ----------  -----------   -----------
Balance at
 September 30, 1999        250,067    5,423,341 $1,500,402    $271,167  $5,154,934  $ 2,554,793   $ 9,481,296

       The accompanying notes are an integral part of these consolidated financial statements

                                 H.D. VEST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Years Ended September 30,
                                             ---------------------------------------
                                                 1999          1998          1997
                                             -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                  $ 1,187,011   $ 1,427,312   $ 2,142,063
 Reconciliation of net income to
   net cash provided by operating activities
    Amortization and depreciation              2,438,339     1,431,617       933,014
    Loss on sale of assets                        10,840       282,783        21,564
    Non-cash compensation expense                    -          41,600        32,500
    Deferred rent                                137,628       285,083           -
    Changes in assets and liabilities
     Commissions and accounts receivable      (1,655,604)   (2,559,286)   (2,132,781)
     Deferred tax liability                      509,107       679,586       480,370
     Receivable from affiliate                  (136,894)        3,649       (11,865)
     Prepaid expenses                           (286,445)     (235,323)     (415,821)
     Accounts payable and accrued expenses    (2,811,239)    3,011,066    (1,727,263)
     Commissions payable                       2,235,909       150,222     1,421,812
     Amounts due on clearing transactions      2,483,071       (70,076)     (190,053)
     Unearned revenue                            783,702       129,069       219,231
                                             -----------   -----------   -----------
  Net cash provided by operating
     activities                                4,895,425     4,577,302       772,771
                                             -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Costs to acquire/develop software          (1,882,678)   (2,200,982)         -
   Additions to other assets                     (87,108)      (11,580)     (211,645)
   Purchases of property and equipment          (627,706)   (2,355,885)     (988,061)
   Proceeds from sale of assets                     -           48,670        57,850
                                             -----------   -----------   -----------
 Net cash used for
   investing activities                       (2,597,492)   (4,519,777)   (1,141,856)
                                             -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Preferred stock dividends                     (95,653)     (127,535)     (127,535)
   Advances from deferred compensation plan    1,409,025     1,438,317       576,022
   Payments on deferred compensation plan        (93,322)      (13,112)        -
   Advances on notes receivable to
    related parties                                 -         (485,670)     (397,804)
   Collection on notes receivable from
    related parties                              446,568     2,757,035       347,402
   Payments on notes payable and
    capital lease obligations                 (1,250,300)     (807,190)     (378,854)
                                             -----------   -----------   -----------
  Net cash provided by
    financing activities                         416,318     2,761,845        19,231
                                             -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                          2,714,251     2,819,370      (349,854)

CASH AND CASH EQUIVALENTS,
 beginning of year                             9,204,362     6,384,992     6,734,846
                                             -----------   -----------   -----------
CASH AND CASH EQUIVALENTS,
 end of year                                 $11,918,613   $ 9,204,362   $ 6,384,992
                                             ===========   ===========   ===========

       The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1)   Organization and Summary of Significant Accounting Policies

(a) Organization - H.D. Vest, Inc. (the Company) is a Texas corporation formed in December 1986, to manage the various financial services divisions of the H.D. Vest Financial Services group. Through its wholly-owned subsidiaries, the Company provides financial services through tax and accounting professionals. The Company's services are designed to assist in making individual tax and accounting professionals financial service centers for their clients.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated.

(b) Cash and Cash Equivalents - Included in cash and cash equivalents are cash balances and highly liquid investments with an original maturity of three months or less.

(c) Commissions and Accounts Receivable - Commissions and accounts receivable is stated net of certain allowances for doubtful accounts. The allowances at September 30, 1999 and 1998 were approximately $1,200,000 and $810,000, respectively.

(d) Property and Equipment - Property and equipment is stated at cost and is depreciated by the straight-line method using estimated useful lives ranging from five to six years. At September 30, 1999 and 1998, property and equipment consisted of:



                                              September 30,
                                        --------------------------
                                            1999          1998
                                        ------------  ------------
   Leasehold improvements               $   917,340   $   908,448
   Computer equipment                     4,887,903     3,089,547
   Furniture and fixtures                 3,835,498     3,697,377
   Telephone equipment                    1,070,216       812,366
   Less accumulated depreciation         (3,997,687)   (2,194,457)
                                        -----------   -----------
   Total property and equipment, net    $ 6,713,270   $ 6,313,281
                                        ===========   ===========

(e) Intangible and Other Assets - Costs incurred to develop/ acquire these assets are stated at cost and where applicable are amortized by the straight-line method using an estimated useful life of five years. At September 30, 1999 and 1998, intangible and other assets and accumulated amortization are as follows:

                                     September 30,
                               --------------------------
                                   1999          1998
                               ------------  ------------
   Software Development        $ 4,535,355    $3,575,554
   Other assets                    687,080       398,764
   Accumulated amortization     (1,541,655)     (906,546)
                               -----------    ----------
   Total other assets, net     $ 3,680,780    $3,067,772
                               ===========    ==========

(f) Long-lived Assets - The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of its long-lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying amount of the asset from expected future cash flows on an undiscounted basis. If the assessment indicates that the carrying amount of the asset exceeds the undiscounted cash flows an impairment has occurred. The impairment is calculated as the total by which the carrying amount of the asset exceeds its fair value. The fair value of long-lived assets is estimated based on quoted market prices, if available, or the expected total value of cash flows, on a discounted basis. No adjustments have been made to the carrying amounts of the Company's assets due to impairment.

(g) Amounts Due on Clearing Transactions - The Company remits customer investment funds on certain clearing transactions on a settlement date basis rather than on a trade date basis. Under the settlement date basis of remittance, the Company holds customer funds from the trade date until the time at which the trades are cleared by the product sponsor (not to exceed three business days). See Note 7 for additional discussion.

(h) Revenue Recognition - Commission revenue and related commission expense are recognized on a trade date basis. The Company charges its Representatives licensing renewal processing fees, which are unearned until the first quarter of each fiscal year. Marketing and education fees are charged to various product wholesalers, the Company's Registered Representatives, and new licensees for Company-sponsored educational seminars and materials. Portfolio management fees represent fee-based revenues and are recognized based on the value of client investment balances during the period.

(i) Representative Development - Representative development expenses consist of incremental salaries, office expenses, telephone expenses, educational events and promotional expenses directly related to training Registered
Representatives.

(j) Representative Recruiting - Representative recruiting expenses represent the incremental costs incurred by the Company to recruit potential Registered Representatives. Recruiting expenses include certain salaries, office expenses, referral incentive programs, advertising, direct mail and telemarketing costs.

(k) Income Taxes - Deferred income taxes are provided for temporary differences between the tax basis of assets and liabilities and their financial reporting amounts. Deferred taxes are recorded based upon enacted tax rates anticipated to be in effect when the temporary differences are expected to reverse.

(l) Supplemental Cash Flow Information - Cash interest payments for the years ended September 30, 1999, 1998 and 1997 were $293,425, $294,016 and $222,271 respectively. Cash payments for federal income taxes for the years ended September 30, 1999 and 1998 were $282,000 and $1,187,265 respectively. During the fiscal years ended September 30, 1999, 1998 and 1997 the Company acquired assets through capital leases amounting to $788,053, $3,219,053 and $828,949 respectively.

(m) Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(n) Prior Years' Statements - Certain reclassifications have been made to prior years' statements in order for the amounts to be comparable with the current year presentation.

(o) Segment Reporting - In June 1997, Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), was issued. The statement changes standards for the way public companies identify and report operating segments in interim and annual financial statements. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. The Company has determined that it operates one line of business (Securities

Brokerage and related Financial Services) located in a single geographic area (Texas). Therefore, SFAS 131 has no effect on the Company's financial statements.

(2)  401(k) Retirement Plan

In March 1993, the Company formed a Salary Savings Plan 401(k) retirement plan for eligible employees. Employees are eligible for participation on the enrollment date following completion of six months of service with the Company or, if later, the enrollment date after attaining age 21. Employees may contribute up to 15 percent of their income, up to the annual maximum allowed by law. On January 1, 1999 the Company began to match contributions made by employees based upon full years of service; 20 percent match for less than 3 years of service, 40 percent match for 3 to 4 years service, and 60 percent for 5 or more years of service. Previously, the Company matched all employees at a 20 percent rate. The Company modified the plan to reward tenure among employees. Company contributions to the 401(k) retirement plan for the fiscal years ended September 30, 1999, 1998 and 1997 were $278,068, $106,042 and
$87,776 respectively.

(3)  Financing Arrangements

In September 1997, the Company entered into a lease line of credit with a bank under which the Company may finance leases up to an arrangement amount of $2,000,000. Each lease will have a maturity of no greater than 5 years and will require level monthly principal and interest payments set in accordance with the bank's lease matrix, as defined. The collateral for each lease will be the equipment it finances. At September 30, 1999 the Company had $346,155 unused on the lease line.

In February 1998, the Company also renewed its line of credit with a bank for $1,000,000. The line of credit bears interest, payable monthly, at prime plus 1/2% (8.75% as of September 30, 1999). Additionally, the Company's two largest shareholders have pledged a portion of their holdings as collateral for the line of credit. At September 30, 1999, no amount had been drawn against the line of credit.

4)   Earnings Per Share

Basic earnings per share (basic EPS) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. The number of shares used to compute basic EPS for the years ended September 30, 1999 and 1998 was 5,423,341.

Diluted earnings per share (diluted EPS) is computed similarly to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential dilutive common shares had been issued. The number of shares used to compute diluted EPS for the years ended September 30, 1999 and 1998 were 5,488,398 and 5,537,762, respectively.

Options to purchase 53,948 shares of common stock at prices ranging from $7.63 to $8.50 per share were outstanding during the fiscal year ended September 30, 1999. Options to purchase 95,454 shares of common stock at $8.50 per share were outstanding during the year ended September 30, 1998. These options were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of outstanding common shares.

There were 250,067 shares of convertible preferred stock outstanding during the year ended September 30, 1999 and 1998 not included in the computation of diluted EPS because the conversion had an anti-dilutive effect on EPS.

5)   Commitments and Contingencies

(a) Leases - The Company leases its office space and certain office equipment under lease agreements, which qualify as operating leases. The Company also leases certain office equipment under certain lease agreements, which qualify as capital leases. At September 30, 1999 and 1998 the capitalized basis of the leases included in property and equipment was approximately $5,869,047 and $5,136,889 and accumulated amortization applicable to the leased equipment was approximately $2,382,733 and $1,288,933, respectively. Future minimum lease payments under operating lease commitments with initial or noncancellable terms in excess of one year and under capital lease obligations as of September 30, 1999, are as follows:

                                      Capital     Operating
                                       Leases      Leases
                                     ----------  -----------
Year ended September 30:
       2000                          $1,638,606  $ 2,312,116
       2001                           1,021,440    2,109,728
       2002                             738,359    1,991,444
       2003                             169,563    1,857,361
       2004                                   -    1,795,608
       thereafter                             -    5,835,725
                                     ----------  -----------

Total minimum lease payments          3,567,968  $15,901,982
                                                 ===========
Less amount representing interest       326,108
                                     ----------
Present value of net minimum
   capital lease payments             3,241,860
Less current installments
   included in accounts payable       1,301,222
                                     ----------
Obligations under capital
   leases, excluding current
   installments                      $1,940,638
                                     ==========

Rent expense for the years ended September 30, 1999, 1998 and 1997 was approximately $1,930,768, $2,149,893 and $796,991, respectively.

Subsequent to September 30, 1999, the Company signed a 5-year agreement to lease additional space.

(b) Litigation and Contingencies - Beginning in September 1997, claims were made and litigation was initiated against the Company, in regard to the activities of a former Registered Representative. As of September 30, 1998, claims of approximately $990,000 were alleged against the Company or its subsidiaries in regard to this matter. During fiscal year 1998, the Company paid approximately $260,000 in settlement of a portion of these claims, and paid an additional $45,000 in settlement of several unasserted claims related to the same matter. During the fiscal year ended September 30, 1999, The Company paid approximately $637,000 to settle pending claims and paid approximately $52,000 to settle unasserted claims arising from this matter.

The Company is subject to other legal proceedings and claims that have arisen in the ordinary course of business and have not been finally adjudicated. The Company believes, based on the advice of legal counsel responsible for such matters, that these actions, when finally concluded and determined, will not have a material adverse effect upon the financial position of the Company.

6)   Shareholders' Investment

In September 1991, the Company issued 166,667 shares of non-voting Series A Convertible Preferred Stock at a price of $6.00 in exchange for $1,000,002 in principal amount on a note payable to a financial services company. The Company issued an additional 83,400 shares on non-voting Series A Preferred Stock at a price of $6.00 in exchange for $500,400 in cash to a second financial services company. The Company's preferred stock pays a dividend at an annual rate of 8.5% and is payable quarterly. The preferred stock is callable by the Company and convertible by the preferred stockholder based on terms detailed in the offering agreement. In fiscal 1999 dividends of $95,653 ($0.38 per share) were declared and paid. During each of fiscal 1998 and 1997 dividends of $127,535 ($0.51 per share) were declared and paid.

In August 1997, Herb D. Vest, principal common shareholder, purchased 166,667 shares of the Company's outstanding non-voting Series A Convertible Preferred Stock in a private transaction. On December 31, 1998, Herb D. Vest, principle common shareholder, entered into an agreement to purchase 83,400 shares of the Company's outstanding Non-voting Series A Convertible Preferred Stock in a private transaction. This transaction was completed on January 7, 1999. As a result of this transaction, Herb D. Vest now owns 250,067 shares of the Company's Non-voting Series A Convertible Preferred Stock.

7)   Net Capital Requirements

The Company's main operating subsidiary, H.D. Vest Investment Securities, Inc., is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Minimum net capital can never be lower than $250,000 or 6 2/3% of aggregate indebtedness, whichever is greater. HDVIS had net capital, required net capital, and excess net capital for the years ended September 30, 1999, 1998 and 1997 as follows:

                                              1999          1998          1997
                                           ----------    ----------    ----------
Net capital                                $3,229,712    $2,134,772    $1,992,987
Required net capital                          747,403       407,842       381,470
                                           ----------    ----------    ----------

Excess net capital                         $2,482,309    $1,726,930    $1,611,517
                                           ==========    ==========    ==========

To the extent that technology increases the amount of client funds held, the Company's required net capital will increase incrementally.

8)   Related-Party Transactions

The Company has an agreement with Herb D. Vest (principal common shareholder) for management services to the Company. The agreement with Herb D. Vest provides for a management fee per year including an annual bonus based on the Company's performance related to revenue and net income goals, additions of Company U4's and Fee Based Assets under Management, as established by the Board of Directors. Effective January 1, 1997, the Company increased the annual management fee due to Mr. Vest to $900,000 from $750,000. The 24% increase in the Company's revenues combined with positive earnings after consideration of the bonus, as well as the other factors used to determine the bonus resulted in the payment of $2,315,412 bonus under the plan in fiscal 1999. The Company paid bonuses of $2,340,148 in fiscal 1998 and $1,869,497 in fiscal 1997. Management fees under these agreements were $3,215,412, $3,240,148 and $2,731,997 for the years ended September 30, 1999, 1998 and 1997, respectively.

Herb D. Vest, Chairman of the Board of Directors and Chief Executive Officer of H.D. Vest, Inc. (the Company), purchased approximately 1.4 million shares of the Company's common stock from Barbara Hancock, the Company's Executive Manager of Representative Relations and a member of the Board of Directors. With the acquisition (completed during April 1999), Mr. Vest owns over 4 million of approximately 5.4 million currently outstanding shares, or approximately 75% of the Company's issued and outstanding common stock.

The Company has an agreement to provide Herb D. Vest a revolving line of credit in an amount not to exceed $2,000,000, collateralized by Mr. Vest's unrestricted Company common stock in an amount equal to the unadjusted current balance of the line of credit based on the stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. Under the agreement interest accrues on unpaid principal balances at a rate of 11%. As of September 30, 1998, Herb D. Vest had reduced to zero the outstanding principal balance, together with the accrued interest, of his revolving line of credit from the Company.

The Company also had a consulting agreement with Ms. Barbara Hancock through October 1996. In November 1996, Mrs. Hancock was employed by the Company as its Representative Relations Director, thereby terminating her consulting contract. Amounts paid to Mrs. Hancock during the years ended September 30, 1999, 1998, and 1997, under these arrangements were approximately $325,000, $325,000, and $300,000, respectively.

The Company has an agreement to provide Barbara Hancock a revolving line of credit in an amount not to exceed $700,000, collateralized by Mrs. Hancock's unrestricted Company common stock in an amount equal to the unadjusted current balance of the line of credit based on the stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. Under the agreement, interest accrues on unpaid principal balances at a rate of 11%. In December 1998, Barbara Hancock, reduced to zero the outstanding principal balance, together with the accrued interest, of her revolving line of credit from the Company. At September 30, 1999, Mrs. Hancock had no outstanding principal or accrued interest due on this line.

H.D. Vest Insurance Services (HDVIns) is a sole proprietorship owned by Herb D. Vest. HDVIns appoints Representatives with various insurance companies to enable them to sell insurance products to their clients. The Company, in accordance with the terms of a facilities and services agreement, provides certain management and other services to HDVIns and is paid a fee for these services. The value of these services for fiscal year ended 1999 has been determined based on the prorata portion of certain relevant expenses as a percentage of HDVIns revenues to total consolidated revenues. To the extent the Company renders services to HDVIns for which it is not compensated at fair market value, such action could constitute a conflict of interest since Mr. Vest is both the principal common shareholder and Chairman of the Board of Directors of the Company. The services provided to HDVIns by the Company are summarized as follows: management, accounting, referral data base, client tracking services, solicitation, tracking of renewal policies of insurance, collection of premiums and commissions, processing of insurance transactions, payment of salaries and other expenses, cost of recruiting, training and reporting to agents and other services as deemed appropriate by the Company. The Company receives all variable commissions through HDVIS. Variable commission revenue was $17,850,301, $13,785,487, and $10,098,858 for the years ended September 30,
1999, 1998 and 1997, respectively. In accordance with this agreement the Company has charged HDVIns $404,315, $493,604 and $538,700 for the years ended September 30, 1999, 1998, and 1997 respectively, for management services rendered. As of September 30, 1999, the Company had a receivable of approximately $275,390 from HDVIns.

In March 1997, Herb D. Vest, principal common shareholder, purchased options to acquire 150,000 shares of common stock with an exercise price of $5.00 from two former executive officers in a private transaction. In June 1998, Herb D. Vest, principal common shareholder, purchased options to acquire 64,000 shares of the Company's restricted common stock with exercise prices between $2.38 and $7.63 from two directors of the Company's Board of Directors. Generally accepted accounting principles require that equity transactions of this type involving an entity's principal shareholder be recorded on the entity's financial statements. Accordingly, the Company has recorded a capital contribution, net of tax effect, and expense of a like amount to reflect this transaction.

9)    Income Taxes


Income tax expense consisted of the following components:

                           September 30,
                -----------------------------------
                   1999        1998        1997
                ----------  ----------  -----------
Current:
     Federal    $  718,035  $  419,389   $  407,628
     State          89,471     129,275      255,330

Deferred:
     Federal       277,008     643,619      411,458
     State         232,098      35,967       68,912
                ----------  ----------   ----------
                $1,316,612  $1,228,250   $1,143,328
                ==========  ==========   ==========

The effective income tax rate differs from the statutory federal income tax rate for the following reasons:

                                         September 30,
                           ----------------------------------
                              1999        1998        1997
                           ----------  ----------  ----------
Statutory rate                34.0%       34.0%       34.0%
State taxes, net of
   Federal                     8.4         7.5         9.9
Other                         10.2         5.1        (9.1)

                           ----------------------------------

Effective rate                52.6%       46.6%       34.8%
                           =================================


The following table presents the components of the net deferred tax liability:

                                                 Deferred
                                  October 1,      Expense    September 30,
                                     1998        (Benefit)        1999
                                  -----------  ------------  -------------
Research and development            (779,070)      484,304      (1,263,374)
Depreciation                        (215,485)      (62,152)       (153,333)
Unearned revenue                      82,557        82,557               -
Other                                232,412         4,397         228,015
                                   ---------      --------     -----------

Net deferred tax
   liability                       $(679,586)     $509,106     $(1,188,692)
                                   =========      ========     ===========

The deferred tax liability is included in other noncurrent liabilities in the financial statements.

10)  Stock Option Plans

In fiscal 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company adopted the disclosure provisions of SFAS No. 123. The Company continues to apply the accounting provisions of APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations to account for stock-based compensation. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

The Company has a Nonqualified Stock Option Plan (the Nonqualified Plan). The Nonqualified Plan is for all employees, as defined in the Nonqualified Plan, and the Company has reserved 800,000 shares of common stock for this plan. As of September 30, 1999, 375,948 options are outstanding under the Nonqualified Plan.

A summary of the status of the Company's outstanding stock options as of September 30, 1999, 1998, and 1997 and changes during the years then ended are as follows:

                                   1999                                        1998            1997
                                   ----                                        ----            ----
----------------------------------------------------------------------------------------------------------------
                                          Exercise                      Exercise                       Exercise
                            Shares        Price (1)        Shares       price (1)        Shares        price(1)
                            ------        ---------        ------       ---------        ------        --------
----------------------------------------------------------------------------------------------------------------
Outstanding at
 beginning of year          431,454         $5.59          423,454         $5.58         407,454         $5.61

Granted                           -             -            8,000          6.26          16,000          4.74
Exercised                         -             -                -             -               -             -
Expired and cancelled        55,506             -                -             -               -             -
Outstanding at end
 of year                    375,948          5.25          431,454          5.59         423,454          5.58

Exercisable at end
 of year                    326,000          4.76          336,000          4.61         328,000          4.73

Fair value of options
 granted                          -          4.93                -          3.82               -             -
----------------------------------------------------------------------------------------------------------------

1)  weighted average per option granted.

The 375,948 options outstanding as of September 30, 1999 have exercise prices between $2.38 and $8.50, with a weighted average exercise price of $5.25 and a weighted average remaining contractual life of 10 years. 326,000 of these options are exercisable with a weighted average exercise price of $4.76. The remaining 49,948 unexercisable options have an exercise price of $8.50.

On October 13, 1999, The Board of Directors resolved to issue to Herb D. Vest from the Nonqualified Stock Option Plan options for the purchase of 220,000 shares of the Company's common stock exercisable at a strike price of $20 per share for a period of three years from the date of issuance.

On November 8, 1999, the Board of Directors approved the issue of stock options to certain employees and officers. The options granted to these employees and officers allow for the purchase, collectively, of up to 348,000 total shares of the Company's common stock at an exercise price of $6.00 per share.

Had compensation costs been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been recorded in the following pro forma amounts:

                                         1999           1998            1997
                                         ----           ----            ----
Net income - as reported              $1,187,011     $1,427,312    $2,142,063
Net income - pro forma                 1,187,011      1,387,872     2,127,088
Earnings per share - as reported             .20            .24           .37
Earnings per share - pro forma               .20            .23           .37

Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1999 and 1998 for both the Nonqualified Plan and Directors Plan.


                             1999    1998    1997
                             ----    ----    ----
Risk free interest rate      5.86%   5.86%   6.50%
Expected dividend yields        -       -       -
Expected lives in years        10      10      10
Expected volatility         66.77%  66.77%  70.17%

11)  Deferred Compensation Plan

In July 1995 the Company began accepting contributions to the Deferred Compensation Plan (the Plan) for its Representatives. Pursuant to the Plan, Representatives may forego current compensation, thus postponing recognition of income otherwise currently taxable, and subsequently receive the deferred compensation plus a Company matching contribution as defined in the Plan.

Amounts deferred as of September 30, 1999 and 1998 were approximately $3,450,000 and $2,390,000, respectively, and are included in other noncurrent liabilities and accrued expenses. As of September 30, 1999 the Company had paid $84,110 to participants representing deferred amounts and $22,324 representing matching contributions.

Matching contributions of amounts deferred under the Plan must be accrued as additional commission expense on a straight-line basis from the period deferred until the Representative is paid the deferral amount and matching contribution. Accordingly, participation in the Plan by Representatives will have the effect of increasing commission expense in the years in which commissions are earned and deferred by participants. Such increases in commission expense will have an adverse effect on the net income of the Company. To the extent that Representatives elect to defer receipt of compensation under the Plan, such compensation will ultimately be paid to the participant in the form of cash. Matching contributions accrued as of September 30, 1999 and 1998 approximated $700,000 and $360,000, respectively, and are included in other noncurrent liabilities.

                                H.D. VEST, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                    ASSETS

                                  (Unaudited)


                                                  June 30,           September 30,
                                                    2000                 1999
                                                --------------      ---------------
Current Assets:
  Cash and cash equivalents                     $   20,168,386      $    11,918,613
  Commissions and accounts receivable               13,975,885           10,857,090
  Receivable from affiliate                            459,553              275,390
  Prepaid and other assets                           1,641,198            1,025,506
                                                --------------      ---------------

      Total current assets                          36,245,022           24,076,599
                                                --------------      ---------------

Property and equipment, net of accumulated
 depreciation of $5,728,982 at June 30,
 2000 and $3,997,687 at September 30, 1999           8,552,849            6,713,270

 Intangible and other assets                         4,385,671            3,680,780
                                                --------------      ---------------

                                                $   49,183,542      $    34,470,649
                                                ==============      ===============

The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                   LIABILITIES AND SHAREHOLDERS' INVESTMENT

                                  (Unaudited)

                                                  June 30,        September 30,
                                                    2000              1999
                                                ------------     ---------------
Current liabilities:
  Accounts payable and accrued expenses         $  7,357,541     $     5,406,058
  Amounts due on clearing transactions             3,116,233           2,952,533
  Unearned revenue                                 1,814,435           2,063,112
  Commissions payable                              9,219,220           7,075,254
  Note payable-current                             2,666,666                   -
                                                ------------     ---------------

      Total current liabilities                   24,174,095          17,496,957
                                                ------------     ---------------
Obligations under capital leases,
  Excluding current installments                   2,484,761           1,940,638
                                                   5,333,334                   -
Note payable-long-term
Other non-current liabilities                      7,482,247           5,551,758

Shareholders' investment:
  Preferred stock, $6 par value;
    250,067 shares outstanding                     1,500,402           1,500,402
  Common Stock, $.05 par value;
    100,000,000 shares authorized;
    5,423,341 issued and outstanding                 271,167             271,167
  Additional paid-in capital                       5,154,934           5,154,934
  Retained earnings                                2,782,602           2,554,793
                                                ------------     ---------------

      Total shareholders' investment               9,709,105           9,481,296
                                                ------------     ---------------

                                                $ 49,183,542     $    34,470,649
                                                ============     ===============

The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (Unaudited)

                                                 Three Months Ended June 30,
                                               ------------------------------
                                                  2000               1999
                                               -----------        -----------
Revenues:
  Commissions                                  $41,324,776        $31,500,924
  Portfolio management fees                      7,591,104          5,682,221
  Marketing and education fees                   3,004,083          2,317,827
  Facility and service fee from
   affiliate                                        29,000             25,573
  Interest and other                               503,371            240,551
                                               -----------        -----------

  Total revenues                                52,452,334         39,767,096
                                               -----------        -----------

Expenses:
  Commissions                                   30,523,049         22,988,682
  Portfolio management fees                      5,525,020          3,939,091
  General and administrative                     6,103,861          5,936,528
  Operations                                     2,935,085          2,493,102
  Website development and promotion              1,773,470                  -
  Representative development                     2,985,967          2,542,331
  Representative recruiting                        180,632          1,115,630
  Amortization and depreciation                  1,054,809            678,714
  Interest                                         187,864             75,554
                                               -----------        -----------

  Total expenses                                51,269,757         39,769,632
                                               -----------        -----------

Income/(Loss) before taxes                       1,182,577             (2,536)

Income taxes                                       540,345            199,644
                                               -----------        -----------

  Net income/(loss)                            $   642,232        $  (202,180)
                                               ===========        ===========

Net income/(loss) per common share
 basic and diluted                             $      0.11        $     (0.04)
                                               ===========        ===========

The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (Unaudited)

                                                 Nine Months Ended June 30,
                                               ------------------------------
                                                  2000               1999
                                               -----------        -----------
Revenues:
 Commissions                                   $114,935,907       $ 84,582,969
 Portfolio management fees                       20,160,823         15,780,151
 Marketing and education fees                    11,083,645          8,176,798
 Facility and service fee from
  affiliate                                         329,528            304,315
 Interest and other                               1,561,827            753,221
                                               ------------       ------------

   Total revenues                               148,071,730        109,597,454
                                               ------------       ------------

Expenses:
 Commissions                                     84,957,696         62,384,252
 Portfolio management fees                       14,802,423         11,068,533
 General and administrative                      16,986,062         17,319,127
 Operations                                       9,691,379          8,002,977
 Website development and promotion                9,439,149                  -
 Representative development                       7,620,146          6,542,352
 Representative recruiting                          585,418          2,209,149
 Amortization and depreciation                    2,839,971          1,730,357
 Interest                                           359,944            274,389
                                               ------------       ------------

   Total expenses                               147,282,188        109,531,136
                                               ------------       ------------

Income before taxes                                 789,542             66,318

Income taxes                                        434,196            233,596
                                               ------------       ------------

   Net income/(loss)                           $    355,346       $   (167,278)
                                               ============       ============

Net income/(loss) per common share
basic and diluted                              $       0.04       $      (0.05)
                                               ============       ============

The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)

                                                   Nine Months Ended June 30,
                                                 ------------------------------
                                                    2000               1999
                                                 -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                              $   355,346        $  (167,278)
  Noncash items included in income/(loss):
    Amortization and depreciation                  2,839,971          1,730,327
    Deferred tax provision                           382,238            774,927
    Loss on disposal of assets                        27,447              6,792
    Deferred rent                                     43,293            103,221
  Changes in assets and liabilities:
    Commissions and accounts receivable           (3,118,795)           666,459
    Receivable from affiliate                       (184,163)           (85,302)
    Prepaid and other assets                        (615,692)          (279,781)
    Accounts payable and accrued expenses          1,157,085         (3,073,601)
    Amounts due on clearing transactions             163,700           (232,895)
    Commissions payable                            2,143,967          1,686,558
    Unearned revenues                               (248,677)          (624,617)
                                                 -----------        -----------
  Net cash provided by
    operating activities                           2,945,720            504,810
                                                 -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment             (1,148,760)          (308,725)
  Costs to acquire/develop software               (1,453,239)        (1,632,920)
  Additions to intangible and other assets          (319,393)            (2,200)
                                                 -----------        -----------
  Net cash used in investing activities           (2,921,392)        (1,943,845)
                                                 -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Preferred stock dividends                         (127,537)           (95,652)
  Proceeds from deferred compensation plan         1,787,776          1,092,957
  Proceeds from note payable                       8,000,000                  -
  Payments on deferred compensation plan             (87,966)          (139,934)
  Payments received on notes receivable
   related parties                                         -            446,568
  Payments on capital lease obligations           (1,346,828)          (900,120)
                                                 -----------        -----------
  Net cash provided by financing activities        8,225,445            403,819
                                                 -----------        -----------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                       8,249,773         (1,035,216)

CASH AND CASH EQUIVALENTS,
 September 30, 1999 and 1998                      11,918,613          9,204,362
                                                 -----------        -----------

CASH AND CASH EQUIVALENTS,
 June 30, 2000 and 1999                          $20,168,386        $ 8,169,146
                                                 ===========        ===========

The accompanying notes are an integral part of these consolidated financial statements

                                H.D. VEST, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


1) Basis of Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X, "Interim Financial Statements," and accordingly do not include all information and footnotes required under generally accepted accounting principles for complete financial statements. The financial statements have been prepared in conformity with the accounting principles and practices as disclosed in the Company's annual report on Form 10-K for the year ended September 30, 1999. In the opinion of management, these interim financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position as of June 30, 2000, and September 30, 1999, the results of operations for the three and nine month periods ended June 30, 2000 and 1999, and the cash flows for the nine month periods ended June 30, 2000 and 1999. Results of operations for the interim period ended June 30, 2000, are not necessarily indicative of the results that may be expected for the year ended September 30, 2000. For additional information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended September 30, 1999.

Certain reclassifications have been made to prior year's statements in order for the amounts to be comparable with the current year presentation.

2)  Earnings Per Share

Basic earnings per share (basic EPS) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. The number of shares used to compute basic EPS for the three and nine months ended June 30, 2000 and 1999, was 5,423,341. Diluted earnings per share (diluted
EPS) is computed similarly to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential dilutive common shares had been issued. The number of shares used to compute diluted EPS for the three and nine months ended June 30, 2000 were 5,540,037 and 5,575,057 respectively. The number of shares used to compute diluted EPS for the three and nine months ended June 30, 1999 was 5,423,341.

                                H.D. VEST, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


The total number of options outstanding at June 30, 2000 was 903,948. Options to purchase 273,948 shares of common stock at prices ranging from $7.63 to $20.00 per share were outstanding during the three and nine months ended June 30, 2000 and were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of outstanding common shares. The total number of options outstanding at June 30, 1999 was 385,948. Options to purchase 53,948 shares of common stock at prices ranging from $7.63 to $8.50 per share were outstanding during the three and nine months ended June 30, 1999 and were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of outstanding common shares.

There were 250,067 shares of Non-voting Series A Convertible Preferred Stock outstanding during the three and nine months ended June 30, 2000 and 1999, that were not included in the number of shares used to compute diluted EPS for the period because the conversion had an anti-dilutive effect on EPS.

3) Commitments and Contingencies

On April 27, 2000, the Company was notified of a claim brought by clients of a former Registered Representative against H.D. Vest Investment Securities, Inc., alleging actual damages of approximately $450,000 arising from alleged conduct of the Representative. The Company is reviewing the claim, which has not yet resulted in litigation, and is unable at this time to determine what, if any, potential liability the Company may have in regard to this matter.

The Company is subject to other legal proceedings and claims that have arisen in the ordinary course of its business and have not been finally adjudicated. Management believes, based on the advice of legal counsel responsible for such matters, that these actions, when finally concluded and determined, will not have a material adverse effect upon the financial position of the Company.

                                H.D. VEST, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


4)  Related Parties

The Company has an agreement with Herb D. Vest (principal common shareholder) for management services to the Company. Previously, the agreement with Mr. Vest provided for a management fee per year plus an annual bonus based on the Company's performance related to revenue and net income goals, additions of Company U4's and Fee Based Assets under Management, as established by the Board of Directors. In January 2000, Herb D. Vest and the Company agreed to remove the bonus provision from Mr. Vest's management agreement for the fiscal year ending September 30, 2000. The agreement also provides that Mr. Vest is permitted to request and receive advances on future management fees based on estimated future operations. At June 30, 2000, Mr. Vest had received $900,000 under this agreement, consisting of $675,000 in management fees related to the nine months ended June 30, 2000 and advances totaling $225,000 (recorded in Prepaid and other assets). Bonuses paid under the plan for the fiscal years ended September 30, 1999, 1998 and 1997 were $2,315,412, $2,320,148 and
$1,869,497, respectively.

The Company has an agreement to provide Herb D. Vest a revolving line of credit in an amount not to exceed $2,000,000, collateralized by Mr. Vest's Company common stock in an amount equal to the unadjusted current balance of the line of credit based on the stock's current ask price. Under the agreement interest accrues on unpaid principal balances at an annual rate of 11%. During the quarter ended June 30, 2000, Mr. Vest at various dates drew down a total of $250,000 against the line. On June 30, Mr. Vest repaid the full amount plus interest of $5,539. At June 30, 2000, Mr. Vest had no outstanding principal or accrued interest outstanding on this line.

The Company, pursuant to a facilities and services agreement, provides certain management and other services to an insurance agency (HDVIns) owned by Mr. Vest, and is paid a fee for these services. The value of these services for the three and nine months ended June 30, 2000 has been determined based on the prorata portion of certain relevant expenses as a percentage of HDVIns revenues to total consolidated revenues. To the extent the Company renders services to HDVIns for which it is not compensated at fair market value, such action could constitute a conflict of interest since Mr. Vest is both the principal common shareholder and Chairman of the Board of Directors of the Company. Effective January 1, 2000, Mr. Vest converted his sole proprietorship into 13 different insurance agencies. The Company entered into a new facilities and services agreement with the insurance agencies under the same material terms and conditions as those contained in the agreement with the sole proprietorship described previously.

                                H.D. VEST, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


5)  Financing Arrangements

On June 29, 2000 the Company entered into a term loan agreement with a bank for $8 million. The new term loan bears interest at prime plus 2% (11.5% as of June 30, 2000) and matures June 29, 2002. Principal and interest payments are due on this term loan monthly. The Company used a portion of the proceeds to repay its $3 million line of credit on this date.

6)  Web Based Fees

During the nine months ended June 30, 2000, the Company invited selected Representatives to participate in the Company's new website initiative. Each Representative that elected to participate in the website initiative has their individual profile included on the website and is eligible for new tax and financial services referrals obtained from the website. As part of the website initiative the Company charged each Representative that elected to participate in the program, a fee of $950 to help offset the costs associated with the promotion and development of the website. Each Representative that elected to participate in the website initiative prior to December 31, 1999, has the option to drop out of the program on October 1, 2000 and receive a full refund of the $950 fee plus interest. As of June 30, 2000, approximately 2,100 Representatives have been included in the website initiative. For the nine months ended June 30, 2000, the Company recognized $650,000 of these fees. The remainder has been reserved for potential refund requests.

7)  Segment Reporting

Effective January 2000, H.D. Vest Technology Services, Inc. ("HDVTI"), a wholly owned subsidiary of the Company became a reportable segment as defined by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information".
H.D. Vest's Core business ("Core") is in the business of financial services, organized for the purpose of investing in financial service companies and providing management services to such companies as well as other entities. H.D. Vest does not track assets by operating segments. Consequently, we have not disclosed assets by operating segments. For internal and external management reporting purposes all amounts have been restated to be effective as of October 1, 1999. The following unaudited results are separated by operating segment for the three and nine months ended June 30, 2000:

                                H.D. VEST, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


                   FOR THE THREE MONTHS ENDED JUNE 30, 2000

                         Core         HDVTI      Consolidated
                     ----------------------------------------
Revenues              $52,442,315  $     10,019   $52,452,334

Expenses               49,282,683     1,987,074    51,269,757
                      -----------  ------------   -----------

Net income (loss)
before taxes            3,159,632    (1,977,055)    1,182,577
                      -----------  ------------   -----------

Income taxes            1,421,834      (881,489)      540,345
                      -----------  ------------   -----------

Net income (loss)     $ 1,737,798  $ (1,095,565)  $   642,232
                      ===========  ============   ===========

                    FOR THE NINE MONTHS ENDED JUNE 30, 2000

                         Core          HDVTI      Consolidated
                     -------------  ------------  -------------
Revenues             $148,049,675   $     22,055   $148,071,730

Expenses              137,430,997      9,851,191    147,282,188
                     ------------   ------------   ------------

Net income (loss)
before taxes           10,618,678     (9,829,136)       789,542
                     ------------   ------------   ------------

Income taxes            4,778,405     (4,344,209)       434,196
                     ------------   ------------   ------------

Net income (loss)    $  5,840,273   $ (5,484,927)  $    355,346
                     ============   ============   ============

____________________________________      ____________________________________
No dealer, salesman or other person
has been authorized in connection           Deferred Compensation Plan Units
with this offering to give any
information or to make any
representation other than that as                   H.D. Vest, Inc.
contained in this Prospectus and if
given or made such information or
representation must not be relied
upon as having been authorized by
the company. This Prospectus does
not constitute an offer or
solicitation in any State or other
jurisdictions to any persons to whom
it is unlawful to make such an offer
or solicitation in such State or
jurisdiction.
------------------------------------      ____________________________________

                                             Offering Price:  Market Value

                                          ____________________________________



                                                   _________________

                                                       Prospectus

                                                   _________________



                                                  September 29, 2000



                                          ____________________________________

                                                 H.D. Vest Investments
                                                    Securities, Inc.
                                              6333 North State Highway 161
                                                  Irving, Texas  75038
                                                     (972) 870-6000

                                          ____________________________________

                                H.D. VEST, INC.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution (estimated).
------------------------------------------------------------------

     a.  SEC and NASD Filing Fee...............  $  10,000
     b.  Blue Sky Fees and Expenses............      3,000
     c.  Printing and Engraving Costs..........     10,000
     d.  Legal Fees............................    102,000
     e.  Accounting Fees.......................    100,000
     f.  Miscellaneous ........................     25,000
                                                    ------
       Total ..................................  $ 250,000

Item 14.  Indemnification Of Directors And Officers.
----------------------------------------------------

The By-Laws of the Company and each of its subsidiaries contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Company properly appointed to serve in an official capacity who, while acting in good faith, in the best interests of the Company and within the scope of their offices, are or are threatened to be named a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.  Recent Sales Of Unregistered Securities.
--------------------------------------------------

The Company issued 166,667 shares of Series A Preferred Stock at a price of $6.00 in exchange for $1,000,002 in principal amount on the note held by Kemper Financial Services, Inc. This transaction was completed pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 and was effective September 30, 1991. In August of 1997, Herb D. Vest, principal common shareholder, acquired these shares in a private transaction.

The Company sold 83,400 shares of Series A Preferred Stock at a price of $6.00 per share to Oppenheimer Management Corp. This sale was effected pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 and was effective September 24, 1991.

The Company issued 22,800 shares of Common Stock, to certain officers of the Company, as compensation for services to the

Company through March 31, 1991. These shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933 at a basis of $5.00 per share.

The Company sold Common Stock through a private offering under Regulation D and
Section 4(2) of the Securities Act of 1933. This Stock, therefore, has restrictions on the ability to sell it for the next two (2) years. It was sold to 14 accredited investors (as defined in the Securities Act of 1933 Section 2(15)) and 34 unaccredited investors. The private offering was closed out on May 15, 1987, with a total of 113,600 shares sold at $5.00 per share net proceeds to the Company. The shares were sold through the assistance of HDVIS licensed registered Representatives and other registered selling agents.

At the initial capitalization of the Company, each outstanding share of HDVIS was exchanged for four shares of the Company. The creation of the Company was necessary in order to expand the services offered by the Company to its Representatives.

  Item 16.  Exhibits
  ------------------

   3.1    Articles of Incorporation and By-Laws (1)
   3.2 First Articles of Amendment to the Articles of Incorporation of H.D. Vest, Inc. (1)
   3.3 Second Articles of Amendment of Articles of Incorporation of H.D. Vest, Inc. (1)
   5.     Opinion Regarding Legality (1)
  22.     List of Subsidiaries (1)
  24.1    Consent of Arthur Andersen LLP (2)
  28.1    Specimen Common Stock Certificate (1)
  28.2    Registered Representative Sales Agreement (1)
  28.3    B Warrant Certificates (1)
  28.4    B Warrant Agreements (1)
  28.5    Non-Qualified Stock Option Plan (1)
  28.6    Facilities and Services Agreement with H.D. Vest Insurance Services
          (1)
  28.7    Representative's Warrants to Purchase Common Stock (1)
  28.8    Management Agreement with Herb D. Vest (1)

  28.9    H.D. Vest Representatives Deferred Compensation Plan (2)

  28.10 Opinion of Arthur Andersen, LLP regarding Federal Income Tax Consequences (2)
  28.11   Agreement for Line of Credit with Herb Vest and Barbara Hancock (1)

(1) Previously filed.
(2) Amended herewith.

Item 17.  Undertakings
----------------------

Subject to the terms and conditions of Section 15 (d) of the Securities and Exchange Act of 1934, the undersigned Registrant undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by section 10(a)
(3) of the Securities Act of 1933, (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) and agrees that each such post-effective amendment will comply with the applicable forms and rules and regulations in effect at the time such post-effective amendment is filed; (5) and agrees that, in the event it enters into any arrangements with third parties on terms differing from those set forth herein, it will promptly file an appropriate post-effective amendment setting forth the pertinent information.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                H.D. VEST, INC.
                                ---------------
                                 (Registrant)


Date:  September 29, 2000
                                             By:/s/    Herb D. Vest
                                                --------------------------------
                                                       Herb D. Vest
                                             Chairman of the Board and
                                             Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



By:/s/    Herb D. Vest                       By:/s/    Barbara Hancock
   ---------------------------------            --------------------------------
          Herb D. Vest                                 Barbara Hancock
Chairman of the Board and Chief                          Director
    Executive Officer


By:/s/  Kenneth E. Reynolds                  By:/s/    Jack B. Strong
   ---------------------------------            --------------------------------
        Kenneth E. Reynolds                            Jack B. Strong
            Director                                     Director


By:/s/    Jerry M. Prater                    By:/s/    Phillip W. Mayer
   ---------------------------------            --------------------------------
          Jerry M. Prater                              Phillip W. Mayer
             Director                                     Director


By:/s/   Kenneth R. Petree                   By:/s/ Wesley Ted Sinclair
   ---------------------------------            --------------------------------
         Kenneth R. Petree                          Wesley Ted Sinclair
              Director                              Vice President and
                                                  Chief Financial Officer
                                                   (Principal Financial
                                                  and Accounting Officer)